3280 Peachtree Road, N.W.
The Terminus Building
Suite 1000
Atlanta, Georgia 30305

April 18, 2008

Dear Shareholder:

     On behalf of the board of directors and management of Premiere Global Services, Inc., you are cordially invited to our 2008 annual meeting of shareholders to be held on Wednesday, June 11, 2008, at 10:00 a.m. local time at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

     At the annual meeting, shareholders will be asked to:

  elect all seven members of our board of directors for one-year terms, approve our amended and restated 2004 long-term incentive plan, approve our amended and restated 2000 directors stock plan, and transact such other business as may properly come before the annual meeting or any adjournment thereof.

These matters are described in the accompanying notice of annual meeting and proxy statement.

     It is important that your stock be represented at our annual meeting regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please take the time to vote by mailing in your proxy card, using the toll-free telephone number or via the Internet by following the instructions on your proxy card. As explained in the attached proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

     If you plan to attend our annual meeting, please check the proxy card in the space provided or let us know when you vote by telephone or the Internet. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership which will enable you to gain admission to the meeting.

Sincerely,

/s/ Boland T. Jones

Boland T. Jones Chief Executive Officer and Chairman of the Board

Premiere Global Services, Inc.
3280 Peachtree Road, N.W.
The Terminus Building
Suite 1000
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 11, 2008

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2008 annual meeting of shareholders of Premiere Global Services, Inc. will be held at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, on Wednesday, June 11, 2008, at 10:00 a.m. local time, for the purposes of:

1.	electing all seven members of our board of directors for one-year terms,

2.	approving our amended and restated 2004 long-term incentive plan,

3.	approving our amended and restated 2000 directors stock plan, and

4.	transacting such other business as may properly come before the annual meeting or any adjournments thereof.

     Information relating to the foregoing matters is set forth in the attached proxy statement. Shareholders of record at the close of business on April 3, 2008 are entitled to receive notice of and to vote at our annual meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ Scott Askins Leonard
Scott Askins Leonard Secretary

Atlanta, Georgia
April 18, 2008

     PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE BY USING THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET. YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION BY PROMPTLY RETURNING YOUR PROXY CARD OR VOTING VIA THE TELEPHONE OR INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PREMIERE GLOBAL SERVICES, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 11, 2008

     This proxy statement is furnished to the shareholders of Premiere Global Services, Inc., a Georgia corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders and at any adjournments thereof. Our annual meeting will be held on Wednesday, June 11, 2008, at 10:00 a.m. local time, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

     The approximate date on which we are first mailing this proxy statement and the accompanying proxy card to shareholders is April 28, 2008.

VOTING

General

     The securities that can be voted at our annual meeting consist of our common stock, $.01 par value per share. Holders of our common stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the annual meeting. Our common stock is voted as a single class.

     The record date for the determination of shareholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by our board of directors as the close of business on April 3, 2008. On the record date, 61,744,213 shares of our common stock were outstanding and eligible to be voted at the annual meeting.

Quorum and Vote Required

     For each proposal to be considered at the annual meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker non-votes for Proposal 1 (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the annual meeting.

     The following shareholder votes will be required for approval of the proposals to be submitted at the annual meeting:

     With regard to Proposal 1, the election of all seven members of our board of directors, each director must be elected by a plurality of the votes cast at this annual meeting by the holders of shares entitled to vote. Shareholders may vote “for’’ all of the director nominees, “withhold’’ authority to vote for all of the nominees or “withhold” authority to vote for any individual nominee but vote for another nominee. Shares that are withheld from voting as to any nominee and broker non-votes will not affect the outcome. All properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, on which no instructions are indicated, will be voted “FOR’’ the election of the named director nominees.

     With regard to Proposal 2, approval of our amended and restated 2004 long-term incentive plan (which we refer to in this proxy statement as our “2004 plan”) will require the affirmative vote of a majority of the total votes cast on the proposal. Shareholders may vote “for,” “against” or “abstain” from voting. Abstentions will not affect the outcome. Broker non-votes will affect the outcome as brokers will not vote your shares without your explicit instructions.

     With regard to Proposal 3, approval of our amended and restated 2000 directors stock plan (which we refer to in this proxy statement as our “directors stock plan”) will require the affirmative vote of a majority of the total votes cast on the proposal. Shareholders may vote “for,” “against” or “abstain” from voting. Abstentions will not affect the outcome. Broker non-votes will affect the outcome as brokers will not vote your shares without your explicit instructions.

Proxies and Other Matters That May Come Before the Annual Meeting

     The accompanying proxy card is for use at the annual meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly received telephone votes, Internet votes or executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting and not revoked, will be voted at the annual meeting in accordance with the instructions given.

     Our board of directors is not aware of any other business to be presented to a vote of our shareholders at the annual meeting. As permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, the persons named as proxies on the proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the annual meeting that were submitted to us after January 22, 2008. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named on the proxy card whom is unable to serve or for good cause will not serve as a director and upon matters incident to the conduct of the annual meeting.

     The giving of a proxy does not affect the right to vote in person should the shareholder attend the annual meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to us at Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, N.W., The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by executing and delivering a proxy card bearing a later date to the Secretary, entering a new vote by telephone or the Internet or by voting in person at the annual meeting. If a shareholder will not be attending the annual meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the annual meeting.

     In addition to soliciting proxies directly, we have requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We also may solicit proxies through our directors, officers and employees in person and by telephone, facsimile and electronic means, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by us. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $12,500 plus expenses.

CORPORATE GOVERNANCE MATTERS

     Our board of directors believes that good corporate governance practices lead to successful business performance. Our corporate governance practices are designed to align the interests of our board and management with those of our shareholders and to promote integrity throughout our company. Over the past several years, we have enhanced our corporate governance practices in many important ways as described below, including:

  Six of our seven board members are independent, and all of our board committee members are independent, as defined by New York Stock Exchange (NYSE) listing standards.
  We appointed a presiding independent director to preside over executive sessions of independent directors without management present, who also functions as a liaison between independent directors and our Chairman of the Board and other members of management.

  Our board has adopted clear corporate governance guidelines and a code of conduct and ethics that applies to our directors, officers and employees.
  We maintain a hotline available to all of our employees, and our audit committee has procedures in place for the confidential, anonymous submission of employee concerns relating to accounting, internal auditing controls or audit matters.
  Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls and reports directly to our audit committee.
  We have not had a poison pill since 2005, when our board approved the termination of our shareholder rights plan.
  Our shareholders approved an amendment to our bylaws in 2007 to declassify our board of directors and provide for the annual election of all of our directors.

Independent Directors

     The independent members of our board of directors, as defined by NYSE listing standards, meet in executive session at least twice a year in conjunction with regularly scheduled board meetings. In 2007, the independent members of our board met four times in executive session without management present. Our board of directors has affirmatively determined that a supermajority of our board members (Jeffrey T. Arnold, Wilkie S. Colyer, John R. Harris, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr.) are independent members of our board under NYSE listing standards. Any independent director may call an executive session of independent directors at any time upon not less than five days’ prior notice duly given, which notice shall include the purposes, location and time of the meeting. Our independent directors appointed Mr. Colyer to serve as our presiding independent director to preside over executive sessions of non-management directors in February 2007.

     Our board has established guidelines to assist it in determining director independence (which we refer to in this proxy statement as “independence guidelines”), which are more exacting than the independence requirements under NYSE listing standards. Under these independence guidelines, a director will not be independent if:

  the director is, or has been within the last three years, employed by us, or an immediate family member is, or has served within the last three years, as one of our executive officers, the director has received during any 12-month period within the last three years any direct compensation from us in excess of $100,000, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), an immediate family member has received during any 12-month period within the last three years more than $100,000 in direct compensation from us,
  (1) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) the director is a current employee of such a firm; (3) an immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time, the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our current executive officers serves or served on that company’s compensation committee, the director is a current employee or executive officer, or an immediate family member is a current executive officer, of a company that has made payments to, or received payment from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues, at the time of the independence determination, the director is an employee or executive officer, or an immediate family member is an executive officer, of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets, or the director serves as an officer, director or trustee of a charitable, tax exempt organization and, within the preceding three years, our discretionary charitable contributions to that organization in any single fiscal year are greater than $1 million or two percent of that organization’s total annual charitable receipts.

     These independence guidelines are part of our corporate governance guidelines which are available on our web site at PGiConnect.com (follow the “Investor Relations” link to “Corporate Governance” — “Corporate Governance Guidelines”). In addition to applying these independence guidelines, our board considers all relevant facts and circumstances when making a determination of independence, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has a significant affiliation. An independent director should be free of any relationship with us or our management that is reasonably likely to impair the director’s ability to make independent judgments. If our board determines that a director who satisfies NYSE listing standards is independent even though they do not satisfy all of our independence guidelines, this determination will be disclosed and explained in our proxy statement.

     After the review and recommendation of our nominating and governance committee, our board of directors has affirmatively determined that Jeffrey T. Arnold, Wilkie S. Colyer, John R. Harris, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr. are independent members of our board under NYSE listing standards and our independence guidelines. In reaching this determination, our board of directors considered the existing sponsorship agreement we have with HowStuffWorks, Inc. that the audit committee pre-approved according to its charter and which is disclosed under “Certain Transactions.” Our board also considered that our chairman was a director of, and owned an approximately two percent interest in, The Convex Group (the parent of HowStuffWorks until its acquisition by Discovery Communications in December 2007), as well as that Mr. Arnold is an executive officer of HowStuffWorks and was an executive officer of The Convex Group until its dissolution in December 2007. The board further considered that our chairman is a director of HSW International, Inc. (which owns approximately 40% of HowStuffWorks) and that Mr. Arnold is the chairman of and also served as an executive officer of HSW International until October 2007. In addition, the board considered that Mr. Steve Jones also serves on the board of Bank of America, which serves as administrative agent under our credit facility and that provides us with commercial banking services in the ordinary course of business. Our board has determined that none of these relationships constituted material relationships that would impair the independence of our directors or violated our independence guidelines.

Meetings of the Board of Directors

     Our board of directors encourages all board members to attend each of our annual meetings of shareholders. Where a director is unable to attend an annual meeting in person but is able to do so by conference call, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All of our directors attended last year’s annual meeting, either in person or via conference call.

     Our board of directors conducts its business through meetings and unanimous written consents and through committees of our board. We have three standing committees to which directors are appointed: the audit, compensation and nominating and governance committees. During the year ended December 31, 2007, our board of directors held ten meetings and took action by unanimous written consent on two occasions. Each of our directors attended 75% or more of all of the meetings of the board and committees on which they served, with overall attendance at board and committee meetings during 2007 averaging 92% for our directors as a group. In addition to regularly scheduled meetings, a number of our directors were involved in numerous informal meetings with our executive management offering advice and suggestions on a broad range of corporate matters.

Director	Audit	Compensation	Nominating and Governance

Boland T. Jones
Jeffrey T. Arnold			Chairman
Wilkie S. Colyer	X	Chairman
John R. Harris	Chairman	X
W. Steven Jones
Raymond H. Pirtle, Jr.	X
J. Walker Smith, Jr.			X

Audit Committee

     Our audit committee, which met eight times in 2007 and took action by unanimous written consent three times, is responsible for:

  reviewing our financial statements, reports and other financial information, appointing and overseeing our independent auditors, who report directly to the audit committee, overseeing the integrity of our financial reporting processes and the annual audit of our financial statements, reviewing with our auditors our internal controls and procedures for financial reporting, reviewing the quality of appropriateness of our accounting principles and underlying estimates, pre-approving all audit and permitted non-audit services,
  overseeing the performance of our internal audit function, establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting or auditing matters, and approving and reviewing on an on-going basis our related party transactions.

     These duties and responsibilities are set forth in our amended and restated audit committee charter, a copy of which is available on our web site at PGiConnect.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.” Our audit committee currently comprises John R. Harris (Chairman), Wilkie S. Colyer and Raymond H. Pirtle, Jr. At least quarterly in connection with a regularly scheduled audit committee meeting, our audit committee meets separately in executive session without management present with our independent auditors and also with our internal auditors. Our board of directors has determined that Mr. Harris is an audit committee financial expert under the rules of the Securities and Exchange Commission (SEC) and NYSE listing standards, and that Messrs. Harris, Colyer and Pirtle are financially literate and “independent,” as independence for audit committee members is defined in our independence guidelines, SEC rules and NYSE listing standards.

Compensation Committee

     Our compensation committee, which met eight times in 2007 and took action by unanimous written consent two times, is responsible for:

  setting and approving the compensation goals regarding our chief executive officer and evaluating our chief executive officer’s performance in light of those goals, reviewing and evaluating the compensation of our other executive officers, determining and approving the compensation of our chief executive officer and our other executive officers, reviewing and evaluating the compensation of our directors and recommending changes in director compensation to our board, administering stock award grants to our directors, executive officers and other employees under our equity-based plans, and making recommendations to the board regarding our incentive compensation plans and equity-based plans.

     These duties and responsibilities are set forth in our amended and restated compensation committee charter, a copy of which is available on our web site at PGiConnect.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.” Our compensation committee currently comprises Wilkie S. Colyer (Chairman) and John R. Harris. Messrs. Colyer and Harris are independent under NYSE listing standards and our independence guidelines for purposes of compensation committee membership.

     Our compensation committee’s charter provides that the committee has authority to delegate any of its responsibilities to subcommittees as this committee may deem appropriate. If a third-party compensation consultant is retained to assist in evaluating the amount or form of director or executive compensation or make recommendations about such compensation, our compensation committee has the sole authority to retain, at our expense, and terminate the compensation consultant, including sole authority to approve the consultant’s fees and other retention terms. Our compensation committee retained independent compensation consultants in 2005 in connection with evaluating changes to our non-employee director compensation and in 2004 in connection with evaluating our chief executive officer’s and former president’s amended and restated employment agreements.

Compensation Committee Interlocks and Insider Participation

     During 2007, Messrs. Colyer and Harris served on the compensation committee and neither of these directors has ever been one of our employees or officers. None of our executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of our compensation committee.

Nominating and Governance Committee

     Our nominating and governance committee, which met one time in 2007 and took action by unanimous written consent one time, is responsible for:

  identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board,

  recommending that the board select a slate of director nominees for election by our shareholders at the annual meeting, developing and recommending to our board a set of corporate governance principles applicable to us as may be required or appropriate for our effective governance, reviewing annually our corporate governance guidelines and board committee charters, overseeing the annual evaluation of our management, board and the committees of the board, and reporting the results of these reviews and evaluations to our board, committees and management, along with any recommendations for improvements.

      These duties and responsibilities are set forth in our nominating and governance committee charter, a copy of which is available on our web site at PGiConnect.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it in writing to our Secretary at the same address under “Communications with the Board of Directors.” Our nominating and governance committee currently comprises Jeffrey T. Arnold (Chairman) and J. Walker Smith, Jr. Messrs. Arnold and Smith are independent under NYSE listing standards and our independence guidelines for purposes of nominating and governance committee membership.

     Our nominating and governance committee recommends nominees for election to our board based on a number of qualifications, including, but not limited to, independence and the absence of a conflict of interest that would interfere with performance as a director, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to board matters and a commitment to represent the long-term interests of our shareholders. This committee identifies potential director nominees through a variety of business contacts, including our current executive officers, directors, community leaders and shareholders, as a source for potential board candidates. Our nominating and governance committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

     Our nominating and governance committee evaluates candidates to our board by reviewing their biographical information and qualifications. If our nominating and governance committee determines that a candidate is qualified to serve on our board, at least one member of this committee seeks to interview such candidate. Other members of our board also have an opportunity to interview qualified candidates. Our nominating and governance committee may provide for additional screening criteria, including independent background checks, that this committee deems appropriate to evaluate a candidate. This committee then determines, based on the background information and the information obtained in any interviews, whether to recommend to our board that we nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the nominating and governance committee is considering as a potential nominee for election, this committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation and overall contribution to us, in addition to such person’s biographical information and qualifications. The manner in which our nominating and governance committee evaluates a potential nominee will not differ based on whether the candidate is recommended by one of our shareholders.

     Our nominating and governance committee seeks to ensure that the composition of our board at all times adheres to the independence requirements of the NYSE listing standards and our independence guidelines and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to our operations and interests.

Shareholder Director Nominations

     Our nominating and governance committee will consider written recommendations from shareholders for nominees to our board of directors. A shareholder who wishes to recommend a person to this committee for nomination to our board must submit a written notice by mail to the nominating and governance committee at

Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, N.W., The Terminus Building, Suite 1000, Atlanta, Georgia 30305. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting. Such a recommendation to this committee should include:

  the candidate’s name, age, business addresses and other contact information, a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Exchange Act, a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected, and the name and address of the shareholder(s) of record making such a recommendation.

     In addition to the above procedures, our bylaws provide that a shareholder may propose a director candidate to be considered and voted on at an annual meeting of shareholders by providing notice thereof to our Secretary not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; however, information regarding such a director candidate need not be included in our proxy statement to shareholders for the annual meeting. This notice provided by a shareholder to our Secretary must set forth certain information relating to the proposed nominee as required by our bylaws.

Code of Conduct and Ethics and Corporate Governance Guidelines

     We have adopted a code of conduct and ethics that applies to all employees, directors and officers, including our principal executive officer and principal financial and accounting officer. We have also adopted corporate governance guidelines that provide a framework within which our board and management can effectively pursue our governance objectives for the benefit of our shareholders.

     Our code of conduct and ethics and corporate governance guidelines are each posted on our web site at PGiConnect.com (follow the “Investor Relations” link to “Corporate Governance” — “Code of Conduct and Ethics” and — “Corporate Governance Guidelines,” respectively), and the code and guidelines are available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.”

     We will post any amendments to, or waivers from, any provision of the code of conduct and ethics with respect to our principal executive officer and principal financial and accounting officer or any other persons performing similar functions by disclosing the nature of such amendment or waiver at the above-referenced location on our web site.

Communications with the Board of Directors

     Our board of directors accepts communications sent to the board (or to specified individual directors) by our shareholders or other interested third parties. Shareholders and other interested third parties may communicate with our board of directors (or with our presiding independent director, our non-management directors as a group or specified individual directors) by writing to us at Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, N.W., The Terminus Building, Suite 1000, Atlanta, Georgia 30305. All written communications received in such manner will be compiled by our Secretary and forwarded promptly to the board or appropriate directors prior to or at the next regularly scheduled meeting of the board.

Director Compensation

     Our compensation committee reviews and evaluates the cash and equity compensation of our directors and recommends changes in director compensation to our board of directors. Our chief executive officer who also serves as a director does not receive compensation for his service as a director.

     In 2005, our compensation committee retained James F. Reda & Associates, LLC as an outside compensation consultant in connection with an evaluation of our non-employee director compensation arrangements. James F. Reda & Associates provided an analysis of relevant market data based on non-employee director compensation derived from a peer group of comparable companies and from survey data and recommended changes consistent with market practices for similarly situated directors. Based on this analysis and other factors, such as recognition of the increased time demands placed on non-employee directors, in November 2005, our compensation committee recommended, and our board approved, changes to our non-employee director compensation effective for the 2005 – 2006 board year and, in July 2006, our compensation committee recommended, and our board approved, changes to the equity component of our non-employee director compensation effective for the 2006 – 2007 board year (with board years running from annual shareholders’ meetings to annual shareholders’ meetings).

     Cash Retainers. Non-employee directors receive a base cash retainer of $30,000 per board year and are eligible for an additional $10,000 per board year if they attend all quarterly, regularly scheduled board meetings during such board year. An additional $1,000 is payable for each special board meeting attended during a board year, and an allowance of $1,250 per day is payable for special projects and director training attended by a director and as authorized by us. The chairmen of our audit committee and our compensation committee receive an additional cash retainer of $10,000 per board year, and each member of the audit and compensation committees receive an additional cash retainer of $5,000 per board year. The chairman of our nominating and governance committee receives an additional cash retainer of $5,000 per board year, and each member of our nominating and governance committee receives an additional cash retainer of $2,500 per board year.

     Equity Compensation. An annual equity award of $80,000 in fair market value of restricted stock is granted to each non-employee director in arrears on the last day of each board year in recognition of service for the prior board year. The grant date for the 2006 – 2007 board year was the date of our 2007 annual shareholders’ meeting on June 27, 2007. The grant date for the 2007 – 2008 board year will be the date of our 2008 annual shareholders’ meeting on June 11, 2008. The chairmen of our audit committee and compensation committee receive an additional equity award of $10,000 in fair market value of shares of restricted stock per board year, and each member of our audit and compensation committees receive an additional equity award of $5,000 in fair market value of shares of restricted stock per board year. The shares of restricted stock vest immediately in recognition of service during the prior board year or upon a “change in control” of the company (as generally defined under “Potential Payments Upon Termination or Change in Control”); provided that the director remains a board member, chairman or committee member on such dates. The number of shares to be granted will be determined by dividing the dollar amount of the applicable annual award by the fair market value per share of our common stock on the grant date, with any partial shares to be paid in cash. We no longer grant stock options to a director upon joining our board. Directors joining the board during a board year receive pro-rated cash retainers and equity awards.

     We pay the travel and accommodation expenses of directors to attend meetings and other corporate functions. In addition, directors are encouraged to visit our facilities, participate in executive management meetings and to attend our annual sales incentive trip, and we pay their expenses related to such visits (including for their spouse or a guest if they attend the annual sales incentive trip).

DIRECTOR COMPENSATION FOR THE 2007 FISCAL YEAR

     The following table sets forth the compensation earned by or paid in cash or awarded to each of our non-employee directors who served on our board of directors during the fiscal year 2007.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4) (5)	Total ($) (6)

Jeffrey T. Arnold	$ 50,000	$80,000	$130,000
Wilkie S. Colyer	161,000	95,000	256,000
John R. Harris	59,000	95,000	154,000
W. Steven Jones	24,100	15,342	39,442
Raymond H. Pirtle, Jr.	51,000	85,000	136,000
J. Walker Smith, Jr.	47,500	80,000	127,500

(1)	Mr. Boland Jones did not receive compensation in any form for his service on the board of directors. Mr. Jones is considered an inside director as one of our named executive officers for purposes of this proxy statement, and his compensation as such is described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program” and in the Summary Compensation Table.

(2)	Each non-employee director receives cash retainers and fees per board year paid in quarterly installments. Payments in 2007 for each non-employee director included an annual retainer of $30,000, $10,000 for attendance at all quarterly, regularly scheduled board meetings, $1,000 for attendance at each of six special meetings, with Messrs. Arnold, Smith and Steve Jones unable to attend one special meeting and Mr. Harris unable to attend two such special meetings. Mr. Steve Jones joined our board in April 2007 and received a pro-rata payment. Mr. Colyer also received additional fees of $100,000 as presiding independent director for special projects authorized by our board.

(3)	Stock awards were granted under our directors stock plan and represent shares of restricted stock granted during 2007. Amounts shown reflect the dollar amount expensed for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 8 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2007. Amounts include certain de minimis amounts (less than $20) that were paid in cash in lieu of fractional shares.

(4)	On June 27, 2007, the date of last years’ annual shareholders’ meeting, each non-employee director then serving was granted 6,309 shares of restricted stock for their service during the 2006 – 2007 board year, except for Mr. Steven Jones who received 1,209 shares which represented a pro-rata portion based upon joining our board in April 2007. Messrs. Colyer and Harris each received an additional grant of 789 shares of restricted stock, as chairmen of our compensation and audit committees, respectively, and an additional grant of 394 shares of restricted stock as members of our audit and compensation committees, respectively. Mr. Pirtle received an additional grant of 394 shares as a member of our audit committee. The chairman and member of our nominating and governance committee are not eligible for additional equity compensation. These shares vested immediately upon grant in recognition of service for the 2006 – 2007 board year. Amounts shown reflect the grant date fair market value of the restricted shares granted to each director during 2007. As of December 31, 2007, each of our directors held the following number of shares of our common stock granted as restricted stock under our directors stock plan: Mr. Arnold, 16,712 shares; Mr. Colyer, 19,845 shares; Mr. Harris, 19,845 shares; Mr. Jones, 1,209 shares and Mr. Smith, 6,712 shares. All of these shares were fully vested as of December 31, 2007. Mr. Pirtle did not hold any restricted stock as of December 31, 2007.

(5)	As of the year ended December 31, 2007, the aggregate number of stock options outstanding and fully vested for each of Messrs. Arnold, Colyer, Harris and Smith were 100,000 shares. Messrs. Jones and Pirtle do not hold any outstanding stock options.

(6)	The aggregate incremental costs of perquisites for each of our non-employee directors were less than $10,000.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

     Pursuant to our bylaws, the number of our directors may not be less than three nor more than ten, with the precise number to be determined by resolution of our board of directors from time to time. Currently, our board of directors comprises seven directors. In June 2007, our shareholders approved an amendment to our bylaws to eliminate the classification of the board and provide for the annual election of our directors. Beginning with this annual meeting, all of our directors will be elected by our shareholders for one-year terms and until their successors are elected and qualified or until such directors’ death, resignation or removal.

     If any of the nominees should be unavailable to serve for any reason (which is not anticipated), our board of directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated by resolution of our board of directors, or by resolution provide for a lesser number of directors.

     Our board of directors unanimously recommends that shareholders vote “FOR” all of the nominees listed below for election as directors.

Information Regarding Nominee Directors and Executive Officers

     The following table sets forth certain information regarding the nominees for director and our current executive officers.

Directors Nominated

Boland T. Jones

Mr. Boland Jones, age 48, founder of our company, has served as a director and our Chief Executive Officer since our inception in July 1991. Since September 1993, Mr. Jones has also served as Chairman of our board of directors. From February 1993 until August 1998, Mr. Jones served as our President. He currently serves as a director and member of the audit, governance and nominating committees of HSW International, Inc.

Jeffrey T. Arnold

Mr. Arnold, age 38, has been a director since April 1999. Mr. Arnold has served as Chairman of the Board of HSW International, Inc., which develops and operates Internet businesses focused on providing consumers in the world’s emerging digital economies with locally relevant, quality information, since its inception in March 2006. He served as HSW International’s President and CEO until October 2007. He also serves as the Chief Executive Officer of HowStuffWorks, Inc., an award-winning source of credible, unbiased and easy-to-understand explanations of how the world actually works, since November 2002, and served as its Chairman until December 2007, when HowStuffWorks was acquired by Discovery Communications. Mr. Arnold was the founder of and served as the Chairman and Chief Executive Officer of The Convex Group, Inc., an Atlanta-based company that acquired and integrated entertainment and distribution assets to create new media enterprises, from September 2002 to December 2007, when it was dissolved in connection with the acquisition of HowStuffWorks by Discovery Communications. Mr. Arnold was founder of, and from October 1996 to October 2000 served as a director and Chief Executive Officer of, WebMD Corporation.

Wilkie S. Colyer	Mr. Colyer, age 58, has served as a director since March 2004. Mr. Colyer has served as a principal and partner in The Breckenridge Group, Inc., an Atlanta-based investment banking firm, since 1988.

John R. Harris

Mr. Harris, age 59, has served as a director since November 2003. Mr. Harris has served as a director and President and Chief Executive Officer of eTelecare Global Solutions, Inc., a leading provider of outsourced customer care solutions, since February 2006. He previously served as an information technology consultant from December 2005 to February 2006. He served as Chief Executive Officer of Seven Worldwide, Inc. (f/k/a Applied Graphics Technologies Inc.), a digital content management company, from December 2003 to December 2005. Prior to that time, he served as Chief Executive Officer and President of Delinea Corporation from July 2002 to December 2003. He served as Chief Executive Officer and President of Exolink from August 2001 to July 2002 and as Chairman and Chief Executive Officer of Ztango, Inc. from 1999 to 2001. Prior to that time, Mr. Harris served in various executive positions with Electronic Data Systems Corporation for over 25 years. He currently serves on the board of directors and the audit committees of InVentiv Health, Inc. and Answerthink, Inc. He previously served on the board of Seven Worldwide and as a member of the board and audit committee of Genuity Inc.

W. Steven Jones

Mr. Steve Jones, age 56, has been a director since April 2007. He has served as Dean of Kenan-Flagler Business School of the University of North Carolina at Chapel Hill since August 2003. He served as Chief Executive Officer and Managing Director of Suncorp Metway Ltd., an Australian banking, insurance and funds management company in Brisbane, Queensland, from December 1996 to September 2002. Prior to that time, he served as Chief Executive Officer and Managing Director of ANZ Banking Group, N.Z., Ltd. Mr. Jones currently serves as a director and member of the asset quality committee of Bank of America Corporation (but is not standing for re-election to Bank of America’s board in 2008) and as a director and member of the operations and nuclear oversight and the organization and compensation committees of Progress Energy Inc.

Raymond H. Pirtle, Jr.

Mr. Pirtle, age 66, has served as a director since June 1997. He has served as Chief Manager of Claridge Company, LLC, a privately-held financial services firm whose primary focus is to link small corporations with professional investors, since March 2005. Mr. Pirtle was a founder and served as Senior Managing Director of Avondale Partners, LLC, an independently-owned, Nashville-based financial services firm dedicated to equity research, investment banking activities and equity capital markets, from June 2001 to March 2005. He served as Managing Director and as a director of SunTrust Equitable Securities Corporation from February 1989 to June 2001. Prior to that time, he was a General Partner of J.C. Bradford & Co. from 1966 to 1989. Mr. Pirtle currently serves as a director and a member of the audit committees of IceWeb, Inc. and Tricell, Inc. He was previously a director and member of the audit committee of eNucleus, Inc. and a director and chairman of the compensation committee of Sirrom Capital Corporation, which was acquired by Finova Group.

J. Walker Smith, Jr.

Mr. Smith, age 52, has served as a director since June 2001. He has served as a director and President of Yankelovich, Inc., a market services company specializing in database marketing solutions and consumer lifestyles consulting, since May 1999, and previously served as Managing Partner and Head of Yankelovich Monitor from September 1995 until May 1999, and as Senior Vice President and Managing Partner of Yanklelovich’s Atlanta, Georgia office from 1991 until September 1995. He serves as a member of the board of the American Marketing Association Foundation and the board of advisors for the School of Journalism and Mass Communications at the University of North Carolina

at Chapel Hill. Mr. Smith previously served as a director of Cyber Dialogue (n/k/a Fulcrum Analytics) and as a member of the board of advisors of Screen4Me Corporation and A.C. Nielsen Masters in Marketing Research Program.

Incumbent Executive Officers

Boland T. Jones Michael E. Havener

Please refer to the information provided above under “Directors Nominated.”

Mr. Havener, age 40, has served as our Chief Financial Officer since March 2004 and, from December 2002 until March 2004, he served as Chief Financial Officer of our former Conferencing & Collaboration business unit. From March 2002 to December 2002, Mr. Havener was Vice President and Controller of Airgate PCS, Inc. Mr. Havener previously served as our Corporate Controller from August 1998 until March 2002, and he served as Controller of our former Voicecom business unit and as our Director of Strategic Development from August 1998 to March 2002.

Theodore P. Schrafft

Mr. Schrafft, age 52, has served as our President since July 2006. He served as President of our former Conferencing & Collaboration business unit from January 2000 to July 2006, and from March 1999 until January 2000, Mr. Schrafft was Senior Vice President and General Manager of that former business unit. He served as President of our former Voice and Data Messaging division from August 1998 to March 1999, and from October 1997 until August 1998, he served as our Vice President of Corporate Messaging. From June 1996 until October 1997, he served as President and Chief Operating Officer of Voicecom Systems, Inc., an integrated messaging and 800-based services company, which was acquired by us in October 1997.

T. Lee Provow

Mr. Provow, age 50, has served as our President, Global Operations since July 2006. He served as President of our former Data Communications business unit from August 2003 to July 2006. From November 2002 to August 2003, he was Chairman of the Executive Committee of Comdial Corporation, a converged voice and data communications services provider, and served as Chairman of the Board of Comdial from October 2002 to August 2003. From January 2002 to November 2002, Mr. Provow was President and Managing Director of Commonwealth Holdings, LLC, a private investment fund. From January 2000 to December 2001, he was President and Chief Executive Officer of Intelispan, which was acquired by McLeod USA, and had served as a director of Intelispan from August 1988 until its acquisition. Mr. Provow also previously served as a director of Allure Technologies, Comdial and Inksure Technologies Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Officers and Directors

     The following table sets forth to the best of our knowledge certain information as of April 3, 2008 regarding the beneficial ownership of our voting stock by:

  each of our current directors,
  each of our named executive officers (as defined under “Executive Compensation”), and all of our current executive officers and directors as a group.

     As of April 3, 2008, there were 61,744,213 shares of our common stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Owned

Boland T. Jones	3,701,898	(2)	6.0
Michael E. Havener	107,266	(3)	*
Theodore P. Schrafft	294,463	(4)	*
T. Lee Provow	239,418	(5)	*
Jeffrey T. Arnold	157,712	(6)	*
Wilkie S. Colyer	169,845	(7)	*
John R. Harris	82,845	(8)	*
W. Steven Jones	1,209	(9)	*
Raymond H. Pirtle, Jr.	500	(10)	*
J. Walker Smith, Jr.	107,712	(11)	*
All current executive officers and directors as a group (10 persons)	4,862,868	(12)	7.9

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has shares voting or investment power with respect to such shares. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 3, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 2,050,577 shares held of record by Mr. Boland Jones, 315,012 restricted shares held of record by Mr. Jones, 4,966 shares held in our 401(k) plan for the benefit of Mr. Jones, 590 shares held of record by Mr. Jones’ wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones, and 1,330,753 shares held by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC, a limited liability company whose sole members are Mr. and Mrs. Jones. Does not include 450 shares held of record by Mr. Jones’ wife, as custodian for the benefit of two unrelated minor children under the Uniform Gifts to Minors Act, or 55,427 shares held in a trust as to which shares Mr. Jones disclaims beneficial ownership. There are 1,594,377 shares held by Mr. Jones and Seven Gables Partnership, L.P. which are pledged as security for loans made by us to Mr. Jones. The address of Mr. Jones is 3280 Peachtree Road, N.W., The Terminus Building, Suite 1000, Atlanta, Georgia 30305.

(3)	Includes 17,266 shares and 90,000 restricted shares held of record by Mr. Havener.

(4)	Includes 69,064 shares and 220,000 restricted shares held of record by Mr. Schrafft and 5,399 shares held in our 401(k) plan for the benefit of Mr. Schrafft.

(5)	Includes 64,418 shares and 90,000 restricted shares held of record by Mr. Provow and 85,000 shares subject to options currently exercisable.

(6)	Includes 57,712 shares held of record by Mr. Arnold and 100,000 shares subject to options currently exercisable.

(7)	Includes 69,845 shares held of record by Mr. Colyer and 100,000 shares subject to options currently exercisable.

(8)	Includes 7,845 restricted shares held of record by Mr. Harris and 75,000 shares subject to options currently exercisable.

(9)	Includes 1,209 shares held of record by Mr. Steve Jones.

(10)	Includes 500 shares held of record by Mr. Pirtle.

(11)	Includes 1,000 shares held of record jointly by Mr. Smith and his spouse, 6,712 shares held of record by Mr. Smith and 100,000 shares subject to options currently exercisable.

(12)	Includes 460,000 shares subject to options currently exercisable.

Principal Shareholders

     The following table sets forth to the best of our knowledge each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities as of April 3, 2008 based on filings made under Section 13(d) and Section 13(g) of the Exchange Act.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Owned

T. Rowe Price Associates, Inc.	5,244,600	(1)	8.5
Barclays Global Investors, NA et. al.	3,600,265	(2)	5.8

(1)	On February 12, 2008, a Schedule 13G/A was filed with the SEC by T. Rowe Price Associates, Inc. (100 E. Pratt Street, Baltimore, MD 21202) (which we refer to in this proxy statement as “T. Rowe Price”), which states that T. Rowe Price is a registered investment advisor for various individuals and institutional investors with sole voting power over 1,603,200 shares of our common stock and sole dispositive power over 5,244,600 shares. According to the Schedule 13G/A, none of T. Rowe Price’s investors individually owns five percent or more of our common stock, and T. Rowe Price expressly disclaims beneficial ownership of these shares.

(2)	On January 6, 2008, a joint Schedule 13G was filed with the SEC by Barclays Global Investors, NA (45 Fremont Street, San Francisco, CA 94105); Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105); Barclays Global Investors, Ltd. (Murray House, 1 Royal Mint Court, London, EC3N 4HH); and Barclays Global Investors Japan Trust and Banking Company Limited (Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012, Japan); Barclays Global Investors Japan Limited (Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012, Japan); Barclays Global Investors Canada Limited (Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada Ontario M5J 2S1); Barclays Global Investors Australia Limited (Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220); and Barclays Global Investors (Deutschland) AG (Apianstrasse 6, D- 85774, Unterfohring, Germany) (which we refer to in this proxy statement as the “Barclays entities”). According to the Schedule 13G, the Barclays entities in the aggregate beneficially own 3,600,265 shares of our common stock, with sole voting power over 3,352,266 shares and sole dispositive power over 3,600,265 shares. According to the Schedule 13G, none of the other Barclays entities individually owns five percent or more of our common stock.

COMPENSATION COMMITTEE REPORT

     Our compensation committee has reviewed and discussed the following Compensation Discussion and Analysis section of this proxy statement with management, and based on such review and discussions, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included our proxy statement.

The foregoing report has been submitted by the following members of the compensation committee.

Wilkie S. Colyer, Chairman John R. Harris

     The foregoing Report of the Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any of our other filings under the Securities Act of 1993, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report by reference in any of those filings.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Objectives

     We believe that the performance and contribution of our executive officers are critical to our overall success. The goal of our executive compensation program is the same as our goal for operating our company – to create long-term value for our shareholders. Our objective is to have a compensation program that will allow us to attract and retain highly-qualified executives, motivate them to achieve our overall business objectives, reward superior performance and align the interests of our executive officers with our shareholders. We believe that, in order to do this effectively, our program must:

  provide our executive officers with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent, tie a significant portion of each executive’s compensation to performance and success in achieving our business strategy, management initiatives, and financial, operational and other goals, through at-risk incentive awards, reward appropriate balance of short- and long-term financial and strategic business decisions needed to ensure sustained business performance over time, provide significant upside opportunities for exceptional performance, which can result in differentiated compensation among executive officers based on performance, and closely align our executive officer’s interests with those of our shareholders by making equity-based incentives a core element of our executive compensation.

     We design our compensation program with a view to attracting and retaining executive officer leadership of a caliber and level of experience necessary to effectively manage our complex and global business. We believe it is important for us to retain our executive officer talent over a number of years to provide continuity of management in a highly competitive industry. Our named executive officers listed in the tables under “Executive Compensation” have contributed a combined total of nearly 40 years of experience with us, during which time they have held different positions and been promoted to increasing levels of responsibility.

Executive Compensation Determinations and Assessments

     Our compensation committee is responsible for approving the compensation of our named executive officers. Information about the compensation committee and its composition, responsibilities and operations can be found under “Corporate Governance Matters — Compensation Committee.”

     Our goal is to reward the achievement of performance objectives and the assumption of additional responsibilities, with determinations and assessments of executive compensation primarily driven by the consideration of:

  information regarding the compensation levels, programs and practices of certain other companies for comparable positions, and company and individual performance, which results in a significant portion of the total compensation of each executive officer being at risk based on short- and long-term performance.

     Certain of our executive officers participate in gathering and presenting facts relating to compensation matters as requested by our compensation committee. Our chief executive officer participates in discussions and makes compensation recommendations to our compensation committee with respect to executive officers other than himself and does not participate in the final determination of his own compensation. In making these recommendations, our chief executive officer evaluates and considers the other executive officers’ performance, scope of responsibilities and accountability for overall company objectives and their compensation in relation to other executive officers. Our compensation committee considers these recommendations based on each executive officer’s individual performance and overall contribution to our company and exercises its discretion in approving or modifying such recommendations.

     As needed and pursuant to authority under its charter, our compensation committee may retain outside compensation consultants to advise them with respect to executive compensation packages. For example, our compensation committee retained ECG Advisors, LLC in late 2004 in connection with its review of Mr. Jones’ and our former president’s compensation packages and took ECG Advisors’ recommendations into consideration when approving their amended and restated employment agreements in 2005. ECG Advisors’ analysis indicated that Mr. Jones’ total compensation approximated the average total compensation of his counterparts in a peer group of companies comparable in size and industry to us.

     In addition, our compensation committee considers the competitive market for executive talent. In doing so, our compensation committee may consider the compensation of other officers in relatively similar positions within the company and comparable compensation based on public filings of companies that we believe have size, financial or business characteristics similar to us. As set forth in our annual report on Form 10-K for the year ended December 31, 2007, we are unaware of any single competitor that provides all of the services that we deliver, with all but one of our 2007 peer group for purposes of our stock performance graph ceasing to be a public company last year for various reasons, which can make such comparisons difficult. As a result, our compensation committee does not currently undertake a formal benchmarking process and considers comparable compensation from public filings as one of many factors and as a basis for general guidance and comparison in determining compensation for our executive officers.

     Our compensation committee generally strives to maintain internal pay equity among our named executive officers, recognizing that exceptional performance on the part of any one executive can result in differentiated compensation among our executive officers. Our chief executive officer’s compensation package differs from that of the other named executive officers given his role and responsibilities for the management and strategic direction of our company as a whole, as well as his substantial obligations as the voice of our company. In addition, our compensation committee recognizes that he was the founder of, and has been a contributing factor to, our company’s success over many years.

Elements of Our Executive Compensation Program

     Our executive compensation program consists primarily of the following integrated components: base salary, incentive bonus awards and long-term equity incentive awards, which together make up an executive officer’s total direct compensation in a given year or performance period. The program is rounded out with perquisites and other executive benefits, including retirement savings, insurance and severance benefits. Our compensation committee has chosen these elements of compensation in order to create flexible packages that reflect the long-term interests of our business and can reward both the short- and long-term performance of our company and the individual executive officer.

     We have entered into employment agreements or employment letters with each of our named executive officers, which were approved by our compensation committee. These employment agreements or letters contain the general terms of each executive officer’s employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers’ ability to receive additional compensation from us, whether in the form of base salary, bonus, stock awards or otherwise.

Base Salary

     Base salaries are fixed components of our executive officer’s total direct compensation, in contrast to incentive and equity compensation, which is at risk based on performance, continued employment or both. Other elements of our executive compensation, such as incentive bonuses, are determined as a percentage of base salary. In setting base salary, we considered the executive officer’s experience for the position, scope of responsibility and accountability and his personal contribution to the financial and operational performance of our company.

     None of our executive officers’ base salaries increased for 2007, with annual base salaries for Messrs. Jones, Havener, Schrafft and Provow set at $900,000, $200,000, $450,000 and $385,000, respectively. We have eliminated any automatic base salary increases, as previously provided for in certain of our executive officers’ prior employment agreements.

     In December 2007 and January 2008, our compensation committee increased each of Messrs. Havener’s and Schrafft’s 2008 annual base salaries by $50,000 to $250,000 and $500,000, respectively. Mr. Havener’s base salary had not increased since 2004. Mr. Schrafft took over as our company president in July 2006, and our compensation committee has approved aggregate increase of $100,000 over the past two years to his base salary to reflect his promotion. Mr. Schrafft’s 2008 base salary is less than our prior president’s base salary, for which our compensation committee had retained an outside compensation consultant to review in late 2004. Our compensation committee determined that the 2008 increases in the base salaries of Messrs. Havener and Schrafft were appropriate based on the recommendation of our chief executive officer and after reviewing increased scope of job responsibilities, historic salary levels, performance and contributions made to our company and the relationship of their compensation to other company executive officers.

Incentive Bonus Awards

     We design our incentive bonus awards to reward our executive officers for short-term performance and the achievement of strategic results on a quarterly and annual basis. Unlike base salary, which is fixed, our executive officer’s annual bonus is at risk based on how well our company and the executive officer perform.

     All of our named executive officers were eligible for incentive cash bonuses in 2007, with 80% of the target bonuses for our executive officers for each calendar year allocated to the achievement of quarterly targets (20% per quarter) and 20% allocated to the achievement of annual targets. In addition, Mr. Jones was also eligible to receive incentive stock bonuses equal to his cash bonuses in the form of restricted stock in 2007. We believe that these performance-based awards provide a material incentive by offering potential increased stock ownership tied directly to performance metrics.

     Target Opportunities. Incentive bonus awards are designed to focus management attention and effort on the attainment of pre-established performance goals. Each executive officer is assigned a target award opportunity, expressed as a percentage of base salary, as further described below. Each executive officer’s bonus depends on his performance against these performance objectives, which can be 0% for failure to achieve targets or as much as either 100% or 150% of targets for superior performance.

     Performance Objectives. Each executive officers’ performance and contribution towards the success of our company is reflected in what each executive officer receives as incentive bonus awards. These awards reflect an assessment of an executive officer’s contribution to our achievement of financial performance goals as well as the degree of challenge in the executive officer’s position. Performance objectives are established each year by our compensation committee and include primarily quantifiable objectives, such as company financial metrics, with some subjective measures also included, such as certain strategic objectives depending on each executive officer’s role in our company. Specific performance objectives and the relative weightings varied among our executive officers depending on their individual position, priorities and effects on financial results and represent areas where they should focus their energies to drive growth in our business. We believe that this individual assessment promotes accountability for each executive officer’s performance and helps differentiate our executive compensation based on performance. Both quarterly and annual incentive performance objectives are established, with the 2007 objectives set forth below. The performance objectives are based on our internal operating plan each year, as recommended by our executive management to, and approved by, our board. We believe that these objectives will adequately motivate executive officers to meet company objectives which, if achieved, will result in the delivery of value to our shareholders. For purposes of bonus calculations, our compensation committee may determine that certain adjustments be made to targets in determining whether or not financial measurements have been satisfied. Certain of these adjustments may include non-GAAP measures (which may differ from comparable or similarly titled measures provided by other companies) that are also used by our board and by management internally as a means of analyzing our current and future financial performance and for identifying trends in our financial condition and results of operations. For these reasons, our compensation committee views such adjusted metrics as overall measures of our performance that can be controlled by the decision making of our executive officers.

     In January 2007, our compensation committee approved the performance criteria for incentive bonus awards for 2007 for Messrs. Jones, Havener, Schrafft and Provow, as set forth below. In April 2007, in connection with our announcement of the settlement of our proxy contest, $150.0 million self-tender offer and anticipated second quarter 2007 restructuring charge related to our global re-engineering efforts, our compensation committee discussed the potential impact on bonuses for Messrs. Havener, Schrafft and Provow for the remainder of the year as a result of these non-recurring items which were not anticipated at the time the original 2007 incentive bonus criteria were set. In June 2007, our compensation committee revised the performance criteria for the incentive bonus awards for each of Messrs. Havener, Schrafft and Provow for the third and fourth quarters of 2007 and for 2007 as a whole to take into account these items. These revisions included a deduction for the interest expense associated with borrowings under our credit facility to fund our self-tender offer from pre-tax income targets and allowances for certain initiatives, including capacity investment, to the capital expenditures targets. These revisions also affected free cash flow targets, since pre-tax income and capital expenditures are components of this target’s calculation.

     In July 2007, our compensation committee approved discretionary bonuses for each of Messrs. Havener, Schrafft and Provow for the second quarter of 2007 of $10,000, $31,500 and $5,788, respectively. These discretionary amounts were intended to take into account the deduction of the second quarter 2007 non-recurring items of interest expenses associated with borrowings under our credit facility to fund our tender self-offer, restructuring costs and costs related to our proxy contest settlement. These discretionary bonuses are in addition to the actual bonus amounts achieved under the bonus criteria approved in January 2007. None of these executive officers achieved the maximum amount of their second quarter bonus opportunity even after including both the actual and discretionary bonus amounts. Our compensation committee chose not to revise the second quarter 2007 performance criteria in June 2007 when the criteria were revised for the third and fourth quarter of 2007 and 2007 as a whole, because we were already in the second quarter at the time of the announcement of these non-recurring items in April 2007. Although periodically executive officers can earn discretionary bonuses to recognize results or significant efforts not reflected in financial measurements that may require significant time and effort by the executive officer in addition to the time and effort needed to meet target financial objectives, we do not believe that discretionary bonuses should be a routine part of executive compensation.

     Mr. Jones’ target cash bonuses for 2007 were equal to 100% of his annual base salary. He was also eligible for stock bonus awards payable in restricted stock having a value equal to the cash bonuses earned and issued on the same date that cash bonuses were paid. One-third of the value of such awards issued to Mr. Jones was determined with respect to our consolidated revenues, and two-thirds of such value was determined with respect to our adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity-based compensation and net legal settlements and related expenses). Mr. Jones’ performance criteria are set forth in his employment agreement. Mr. Jones was eligible to earn between 70% and 150% of his target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment agreement.

     Mr. Havener’s target bonus for 2007 was equal to 50% of his annual base salary. 35% of the value of the incentive bonus awards to Mr. Havener was determined with respect to days sales outstanding (DSO) and days payable outstanding reduction, 50% of such value was determined with respect to pre-tax income and 15% with respect to achievement of certain business objectives relating to continuing efforts to consolidate finance functions globally. Mr. Havener was eligible to earn up to 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 30% of such bonus amounts earned for failure to achieve certain performance criteria relating to our free cash flow, DSO reduction and capital expenditures.

     Mr. Schrafft’s target bonus for 2007 was 100% of his annual base salary. 35% of the value of the incentive bonus awards to Mr. Schrafft was determined with respect to our consolidated revenues, 35% with respect to pre-tax income, 15% with respect to revenue growth in certain of our newer solution sets within our core business practices and 15% with respect to the achievement of certain business objectives relating to continuing efforts to migrate customers to our automated and web-based services. He was eligible to earn 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 25% of such bonus amounts earned for failure to achieve certain bonus criteria relating to our free cash flow, DSO reduction and capital expenditures. In January 2008, our compensation committee increased Mr. Schrafft’s target bonus opportunity from 100% to 150% of his annual base salary in order to provide him with enhanced incentive opportunity and maintain appropriate relative compensation differential from among his direct reports, Messrs. Havener and Provow, who are also executive officers.

     In January 2007, our compensation committee approved a reduction in Mr. Provow’s target bonus for 2007 from 100% to 50% of his annual base salary. In connection with this decrease in target cash bonus, our compensation committee approved a one-time grant to Mr. Provow of 21,294 shares of restricted stock. These shares had a fair market value of $192,500, or 50% of Mr. Provow’s current annual base salary, representing the reduction in his target bonus eligibility for one year. The shares of restricted stock vested on December 31, 2007. 15% of the value of the incentive bonus awards to Mr. Provow was determined with respect to our consolidated revenues, 15% with respect to pre-tax income, 30% with respect to certain operating cost savings criteria, 20% with respect to achievement of certain business objectives relating to continuing efforts to migrate customers to our automated and web-based services and 20% with respect to the achievement of business objectives relating to the centralization of certain back-office functions. Mr. Provow was eligible to earn up to 100% of his target cash bonus awards applicable to each performance criteria, subject to a reduction of up to 25% of such bonus amounts earned for failure to achieve certain performance criteria relating to our capital expenditures and operating costs.

     Our actual 2007 year end results as compared to certain performance objectives from our 2007 internal operating plan were as follows (in millions):

Performance Target	2007 Operating Plan	2007 Actual Results

Net revenues	$521.0	$559.7
Adjusted EBITDA	115.8	121.6
Pre-tax income (1)	45.9	50.1
Free cash flow (1) (2)	44.8	51.5
Capital expenditures (1)	37.8	46.4
Operating expenses	94.0	103.3

(1)	Amounts for 2007 operating plan reflect targets as adjusted by our compensation committee in June 2007, as discussed above.

(2)	Determined as operating cash flows less capital expenditures.

     We do not publicly disclose specific quarterly or annual internal operating objectives, which are based on our confidential, internal operating plan for the fiscal year. We do not provide public financial guidance on a quarterly basis and only provide annual ranges of percentage increases over the prior year for revenues and earnings. For example, at the beginning of 2007, we projected consolidated revenues to increase 5% to 7% (which we revised in October 2007 to project to be greater than 11%) in 2007 from 2006 totals and earnings to grow at a faster rate than revenues in 2007. We are not disclosing the specific quarterly and the remaining annual performance targets discussed above because we believe such disclosure would cause us competitive harm by providing competitors and other third-parties with insights into our targeted financial metrics and planning process that may indicate the priority we place on certain initiatives. We believe that competitors could use this information in devising their own market and growth strategies in attempts to compete more successfully with us.

     The performance targets are generally set at amounts to show improvement over the prior years and are intended to be realistic and reasonable, but challenging, in order to drive sustainable growth and performance. Overall, we believe that our incentive bonus awards require strong performance in order to achieve target compensation and that our executive officer’s relative pay appears to be aligned with relative performance. The degree of difficulty to achieve a target bonus can be seen by looking at the historical achievement. In 2007, Messrs. Jones, Havener, Schrafft and Provow achieved approximately 77%, 74%, 66% and 60%, respectively, of their possible maximum incentive cash and stock bonus award payouts tied to consolidated company financial objectives. Despite company achievement over 2007 forecasts for revenues and earnings, none of our executive officers achieved 100% of their possible maximum incentive bonus awards. Mr. Jones achieved over 100% of both of his performance targets but did not achieve his maximum accelerators. Messrs. Havener and Schrafft achieved all of their performance targets, except that Mr. Schrafft failed to achieve his targets with respect to revenue growth in certain of our new solution sets. Each of Messrs. Havener’s and Schrafft’s bonuses was reduced in certain periods for failure to achieve criteria relating to our free cash flow, DSO reduction and capital expenditures. Mr. Provow achieved all of his targets except with respect to certain operating cost savings criteria and with respect to centralization of certain back-office functions, with his bonus reduced for failure to achieve criteria relating to our capital expenditures and operating costs in certain periods.

     In order to better align all of our executive officers’ incentive bonus criteria, the 2008 incentive bonus criteria for all executive officers includes revenues and adjusted EBITDA as performance targets. In addition, all named executive officers have the opportunity to achieve greater than 100% of their bonus targets for superior performance. Executive management have also included these metrics as performance targets further down management ranks for certain other officers who are not named executive officers. We believe that including these metrics in all of our executive officers’ performance criteria is appropriate because our executive management group needs to operate as a team to achieve our company objectives.

     The Grants of Plan-Based Awards in Fiscal Year 2007 table shows the threshold, target and maximum incentive bonus awards that each of our named executive officers was eligible to receive in 2007. Their actual incentive bonus awards earned in 2007 are shown in this table under the “Non-Equity Incentive Plan Awards —Target” column as well as in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentive Awards

     We believe that long-term equity incentive awards reward and assist with the retention of company leaders. By aligning financial rewards with the economic interests of our shareholders, leaders are encouraged to be proactive and forward-looking in meeting challenges in our competitive business and in working toward achieving our long-term strategic objectives. We believe that long-term equity incentive awards serve as an important compensation link between an executive officer’s decision making and the long-term outcomes of their decisions. In order to foster this perspective, we currently use restricted stock awards as our primary long-term equity vehicle for our named executive officers.

     During 2004, we shifted the mix of equity awards we granted to all employees and increased the emphasis on restricted stock grants rather than stock option grants. Unlike stock options which only have value when our stock price increases, restricted stock value is impacted by both increases and decreases in stock price changes providing a level of incentive even during periods of general market or industry stagnation or declines, when favorable company performance may not be reflected in our stock price. Restricted stock awards encourage executive officers to manage our company from the perspective of an owner with a continuing equity stake in our business. Award recommendations are made on the basis of an executive officer’s level of responsibility, contribution and value to the overall management of our company. Our restricted stock grants to executive officers vest over multi-year periods to align the interests with those of our shareholders, generally over a five-year period or over a three-year back-loaded vesting period, with 50% vesting on the third anniversary of the grant date.

     In 2007, Mr. Jones was not granted any stock awards, with his stock awards granted in 2005 continuing to vest over the remainder of the five-year term of his employment agreement. In January 2007, our compensation committee granted Mr. Provow 21,924 shares of restricted stock which was equal to 50% of his base salary for the reduction in his target bonus eligibility for one year. These shares became fully vested on December 31, 2007. See “Incentive Bonus Awards” above. In September and December 2007, our compensation committee granted Messrs. Schrafft and Havener 100,000 and 60,000 shares of restricted stock, respectively. Our compensation committee took into consideration that Mr. Schrafft has taken on a key role with us since becoming our president in July 2006 and is expected to generate substantial benefits and financial results for us and our shareholders and that Mr. Havener had not received a stock award since 2004. Our chief executive officer recommended these awards based on Messrs. Schrafft’s and Havener’s performance in 2007 and for retention considerations. The vesting for both of these grants is back-end loaded, with 50% vesting on the third anniversary of the grant dates. We believe that these vesting periods for the awards are effective in promoting retention of our executive officers by encouraging them to remain with our company.

Allocation of Total Direct Compensation

     Just as our shareholders put their money at risk when they invest in our company, we believe that a significant portion of our executive compensation should be at risk. We strive to achieve an appropriate mix between cash and equity awards and more heavily weigh our executive compensation toward incentive and equity compensation. We believe that a greater percent of compensation should come from bonus and equity incentive awards the more senior the executive officer’s position and the greater scope of responsibility assumed by the executive officer. For example, in 2007, approximately 17% of Mr. Jones’ total compensation was fixed in the form of base salary and the remaining percentage was at risk in the form of incentive bonus awards and long-term equity awards. Our other current named executive officers had a slightly more conservative weighting of fixed and at-risk and equity compensation for 2007, with an average of approximately 37% fixed in base salary. We believe that a mix of service and performance-based at-risk compensation provides a reasonable balance to promote executive officer retention and financial performance goals.

     Another way in which we seek to align the interests of our executive officers with our shareholders is to make sure that a significant portion of their compensation is payable in equity awards. For example, in 2007, approximately 62% of Mr. Jones’ total compensation, and an average of approximately 43% of our other current named executive officer’s total compensation, was in the form of equity in our company.

Perquisites and Other Executive Benefits

     We provide our named executive officers with various retirement savings, health and welfare and other broad-based employee benefits generally available to all of our employees. We maintain a broad-based qualified 401(k) defined contribution plan in which our named executive officers are eligible to participate, along with a substantial majority of our employees. Our 401(k) plan encourages our employees to save for retirement and provides a financial security component of our compensation objectives which promotes retention. In January 2007, we matched up to 3% of our employees’ contributions which vest according to a schedule based on length of service. Executive officers participate in our 401(k) plan on the same terms as our other employees, including limits imposed by the Internal Revenue Code of 1986, as amended. We do not offer other broad-based retirement programs to our executive officers or employees. We believe that these programs are comparable to those offered by similar companies and, as a result, are needed to ensure that our compensation remains competitive.

     We also offer additional perquisites to our named executive officers to ensure competitiveness at the senior leadership level and in order to minimize distractions from, and allow our executive officers to devote additional time to, our company initiatives. We generally provide our executive officers with some or all of the following perquisites: car allowances, club membership dues, life and disability insurance, tax and financial planning services, home office costs, work place secured parking and certain travel-related expenses where appropriate. The additional life and supplemental disability insurance benefits are designed to provide our executive officers with enhanced benefits greater than the life and disability benefits available under our broad-based health and welfare benefits that we offer to all employees due to the benefit limitations within these programs. Home office costs include expenses associated with establishing and maintaining a home office, such as computers, printers and fax machines, which enable our executive officers to conduct business outside of normal working hours. Our named executive officers occasionally fly on unrelated third-party charter aircraft for business travel purposes. Our executive officers are often required to travel on extremely short notice, and because it is only for business purposes, we do not consider this travel to be a perquisite. On certain occasions, a named executive officer’s spouse or other family member may accompany them while traveling on business on a charter flight when such family member is invited to attend an event or for an appropriate business purpose of if the aircraft is already flying to a destination for business purposes. In those instances, the additional incremental costs as a result of family members accompanying such officers on occasion is de minimis and, as a result, we do not include such amounts in the Summary Compensation Table in this proxy statement. In addition, each year we hold a sales incentive trip to award the top achievers in our sales and service organization. If they so choose, all participants may be accompanied by their spouse or a guest and their children. In 2007, three of our named executive officers who made the trip were also accompanied by their spouse or guest and/or children, the cost of whose trip we paid for. For information on the incremental cost of these perquisites and other personal benefits to our company, see footnote 7 to the Summary Compensation Table.

Severance Pay Arrangements

     In order to attract and retain highly-qualified executive officers, employment agreements or employment letters with our executive officers contain specified severance benefits under certain conditions and provisions upon a change in control of the company. We believe that our severance arrangements, including the conditions under which such benefits are triggered and the amount of such benefits, are comparable to those provided by similar companies and are designed to be competitive with market practices. Our compensation committee retained an outside compensation consultant in connection with the approval of Mr. Jones’ employment agreement. Our other executive officer’s severance formulas are similar to each other, with Messrs. Schrafft’s and Provow’s being the same and Mr. Havener’s increased in 2008 to better align his formula with the other executive officers. Termination, severance payments and benefits and change in control provisions for our named executive officers are described under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

Tax Considerations

     Section 162(m) of the tax code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. While our compensation committee generally seeks to maximize the deductibility of compensation to our executive officers, to maintain flexibility in compensating our executive officers, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others may not be.

Accounting Considerations

     With the adoption of FAS 123(R), we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Equity Grant Practices

     We do not seek to time the grant of equity awards to take advantage of the release of material non-public information. Our company’s general practices provide that, for our executive officers, the price of the equity award grant will be the closing price of our common stock on the date of the approval of the award by our compensation committee, and for our employees who are not executive officers, equity awards are granted on the last day of each fiscal quarter using the closing price on the grant date or on the last trading day prior to the grant date if the grant date falls on a non-trading day. There may be occasions where grants are made on other dates, but we are working to eliminate “off cycle” grants to the extent possible.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for our chief executive officer, chief financial officer and our other most highly compensated executive officers (which we refer to as our “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)		Stock Awards ($)(3)(4)	Option Awards ($) (3)(5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)

				`
Boland T. Jones	2007	900,000	—		3,332,824	—	1,035,000	107,859	5,375,683
Chief Executive	2006	900,000	—		1,692,017	—	441,000	126,824	3,159,841
Officer and
Chairman of
the Board
				`
Michael E. Havener	2007	200,000	10,000		166,109	—	73,500	—	449,609
Chief Financial	2006	200,000	14,333		166,200	49,629	49,000	—	479,162
Officer
				`
Theodore P. Schrafft	2007	450,000	31,500		593,945	—	298,530	33,417	1,407,392
President	2006	420,519	50,000		357,300	142,267	428,445	32,961	1,431,492

T. Lee Provow	2007	385,000	5,788		558,312	—	115,956	45,857	1,110,913
President,	2006	385,606	—		267,975	327,037	270,498	48,364	1,299,480
Global
Operations

(1)	Reflects salary amounts paid in 2007 and 2006 pursuant to each named executive officer’s employment agreement or employment letter with us. For 2006, for Mr. Schrafft, salary consists of $218,019 while President of our former Conferencing & Collaboration business unit from January 1, 2006 through July 19, 2006, and $202,500 as our President from July 20, 2006 through December 31, 2006. For Mr. Provow, salary consists of $212,356 while President of our former Data Communications business unit from January 1, 2006 through July 19, 2006, and $173,250 as our President, Global Operations from July 20, 3006 through December 31, 2006.

(2)	For 2007, amounts reflect discretionary bonuses approved by our compensation committee for Messrs. Havener, Schrafft and Provow to take into account the deduction of non-recurring items from targets not anticipated at the time the original 2007 incentive bonus criteria were established. For 2006, amounts reflect discretionary bonuses approved by our compensation committee for Mr. Havener in recognition of the completion of a special project and for Mr. Schrafft in recognition of his promotion to President of the entire company.

(3)	For Mr. Jones’ stock awards, amounts include certain de minimis amounts (less than $20) that were paid in cash in lieu of fractional shares from the restricted stock bonus awards earned in 2007 and 2006. Amounts shown reflect the dollar amount expensed for financial statement reporting purposes for the years ended December 31, 2007 and 2006 in accordance with FAS 123(R), which includes expense recognized in 2007 and 2006 for equity-based awards granted in those years as well as in prior years. Assumptions used in the calculation of these amounts are included in footnotes 8 and 9 to our audited financial statements included in our annual reports on Form 10-K for the years ended December 31, 2007 and 2006, respectively.

(4)	Includes time-vested restricted stock awards for all named executive officers granted in 2007 and 2006 or in prior years and quarterly and annual incentive restricted stock bonus awards for Mr. Jones issued during 2007 and 2006. For Mr. Jones, includes the 2007 and 2006 fourth quarter and annual incentive restricted stock bonus awards which were expensed in 2007 and 2006, respectively, but granted the first quarter of 2008 and 2007, respectively, on the same date that cash bonuses were paid by us to all of our eligible employees. The 2007 incentive bonus criteria under which the restricted stock awards were made are described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards.”

(5)	All stock options were granted prior to 2006.

(6)	Amounts include quarterly and annual incentive cash bonus awards earned and paid in 2007 and 2006, except for fourth quarter and annual incentive cash bonus awards which were earned in the prior year but paid in the first quarter of the following year. The 2007 incentive bonus criteria under which the incentive cash bonus awards were made are described under “Elements of Our Executive Compensation Program — Incentive Bonus Awards.”

(7)	“All Other Compensation” for 2007 for the named executive officers includes the following:

For Mr. Jones, various perquisites and benefits included $30,000 in life insurance premiums, supplemental disability premiums, professional fees for tax and estate planning, club membership dues, auto allowance, home office costs, work place secured parking, car phone, family travel for our annual sales incentive trip and company matching contributions to our 401(k) plan.

For Mr. Havener, the aggregate incremental cost of his perquisites was less than $10,000.

For Mr. Schrafft, various perquisites and benefits included supplemental disability premiums, auto allowance, home office costs, work place secured parking, family travel for our annual sales incentive trip and company matching contributions to our 401(k) plan.

For Mr. Provow, various perquisites and benefits included auto allowance, life and supplemental disability insurance premiums, club membership dues, home office costs, work place secured parking, spouse travel for our annual sales incentive trip and company matching contributions to our 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

     The following table provides additional detail regarding restricted stock and any other equity awards granted to the named executive officers during the 2007 fiscal year and amounts payable to the named executive officers under other compensation plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2) (3)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (4)

Boland T.	1/22/07	—	195,000	270,000	—	15,600 (5)	21,600	N/A		195,000
Jones	1/22/07	—	195,000	270,000	—	16,738 (5)	23,175	N/A		195,000
	1/22/07	—	195,000	270,000	—	13,948 (5)	19,313	N/A		195,000
	1/22/07	—	450,000	540,000	—	34,695 (5)	41,634	N/A		450,000

Michael E.		—	20,000	20,000	N/A	N/A	N/A	N/A		N/A
Havener		—	6,667	20,000	N/A	N/A	N/A	N/A		N/A
		—	12,833	20,000	N/A	N/A	N/A	N/A		N/A
		—	34,000	40,000	N/A	N/A	N/A	N/A		N/A
	12/31/07							60,000	(6)	891,000

Theodore P.		—	76,500	90,000	N/A	N/A	N/A	N/A		N/A
Schrafft		—	30,000	90,000	N/A	N/A	N/A	N/A		N/A
		—	61,500	90,000	N/A	N/A	N/A	N/A		N/A
		—	130,530	180,000	N/A	N/A	N/A	N/A		N/A
	9/30/07							100,000	(7)	1,265,000

T. Lee Provow		—	21,262	38,500	N/A	N/A	N/A	N/A		N/A
		—	23,191	38,500	N/A	N/A	N/A	N/A		N/A
		—	28,979	38,500	N/A	N/A	N/A	N/A		N/A
		—	42,524	77,000	N/A	N/A	N/A	N/A		N/A
	1/22/07							21,924	(8)	192,493

(1)	Our compensation committee approved the 2007 incentive bonus criteria subject to achievement of performance targets as described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards” for quarterly and annual incentive cash bonus awards on January 22, 2007 for Messrs. Jones, Havener, Schrafft and Provow (as such criteria was revised for the third and fourth quarter and 2007 as a whole for Messrs. Havener, Schrafft and Provow on June 29, 2007). If earned, the cash bonus amounts were paid and stock bonus awards were issued, in the case of Mr. Jones, on the date of the first payroll following each of our earnings releases (which are the same dates that cash bonuses were paid by us to all eligible employees), with the stock bonus awards vesting the next business day, subject to 18-month holding period restrictions. Messrs. Havener, Schrafft and Provow were not eligible for stock bonus awards during 2007.

(2)	For all amounts shown, the 2007 incentive bonus criteria were set and incentive bonuses were earned during 2007, even though the fourth quarter and annual incentive cash bonuses were paid, and the stock bonus awards were issued, in the case of Mr. Jones, in the first quarter of 2008. Because these awards are quarterly or annual and are all earned in 2007, the incentive cash bonus amounts are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, and the incentive stock bonus amounts for Mr. Jones are also reported under the “Stock Awards” column of the Summary Compensation Table and under the “Number of Shares Acquired on Vest” column of the Options Exercised and Stock Vested in Fiscal Year 2007 table. Information regarding the incentive bonus criteria and a general description of the formula used to calculate these incentive awards is described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards.”

(3)	For Mr. Jones, shares issued as incentive stock bonuses were granted under our 2004 plan. The number of shares issued was determined by dividing the dollar amount of the relevant cash bonus by the per share closing price of our common stock on the date of issuance, with fractional shares paid in cash. These shares vest on the next business day after issuance and are subject to an 18-month holding period restriction.

(4)	Grant date fair values of restricted stock awards are calculated according to FAS 123(R). Certain de minimis amounts (less than $20) were paid in cash in lieu of fractional shares.

(5)	Holding period restrictions expire November 4, 2008, January 27, 2009, April 19, 2009 and August 22, 2009 for each of Mr. Jones’ respective restricted stock awards which were issued on May 4, 2007, July 27, 2007, October 19, 2007 and February 22, 2008, respectively.

(6)	On December 31, 2007, Mr. Havener was granted a restricted stock award of 60,000 shares under our 1995 stock plan, which vests in three installments of 10,000, 20,000 and 30,000 shares on each of December 31, 2008, 2009 and 2010, respectively. This award is also reported under the “Stock Awards” column of the Summary Compensation Table. The unvested shares are also reported under the Outstanding Equity Awards at 2007 Fiscal Year-End table.

(7)	On September 30, 2007, Mr. Schrafft was granted a restricted stock award of 100,000 shares under our 1995 stock plan which vests in three installments of 25,000, 25,000 and 50,000 shares on each of September 30, 2008, 2009 and 2010, respectively. This award is also reported under the “Stock Awards” column of the Summary Compensation Table. The unvested shares are also reported under the Outstanding Equity Awards at 2007 Fiscal Year-End table.

(8)	On January 22, 2007, Mr. Provow was granted a restricted stock award of 21,924 shares under our 1995 stock plan which vested on December 31, 2007. This award is also reported under the “Stock Awards” column of the Summary Compensation Table and under the “Number of Shares Acquired on Vesting” column of the Options Exercised and Stock Vested in Fiscal Year 2007 table.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

     The following table presents information on outstanding equity awards held by named executive officers at December 31, 2007, including the number of securities underlying both exercisable and unexercisable portions of unexercised stock options as well as the exercise price and expiration date of each outstanding option grant. In addition, this table provides information about stock awards including the aggregate number and market value of shares that have not vested pursuant to such awards.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (# )		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)

Boland T. Jones	—	—	—	360,011	(1)	5,346,163

Michael E. Havener	—	—	—	30,000	(2)	445,500
				60,000	(3)	891,000

Theodore P. Schrafft	—	—	—	135,000	(4)	2,004,750
				100,000	(5)	1,485,000

T. Lee Provow	85,000 (6)	6.13	8/1/11	101,250	(7)	1,503,563

(1)	Shares of restricted stock vest in equal quarterly installments on the last day of each calendar quarter over eight remaining quarters.

(2)	Shares of restricted stock vest in equal annual installments on each of July 28, 2008 and 2009.

(3)	Shares of restricted stock vest in installments of 10,000, 20,000 and 30,000 shares on each of December 31, 2008, 2009 and 2010, respectively.

(4)	Shares of restricted stock vest in equal quarterly installments on the last day of each calendar quarter over nine remaining quarters.

(5)	Shares of restricted stock vest in installments of 25,000, 25,000 and 50,000 shares on each of September 30, 2008, 2009 and 2010, respectively.

(6)	Options were fully vested on August 1, 2006.

(7)	Shares of restricted stock vest in equal quarterly installments on the last day of each calendar quarter over nine remaining quarters.

(8)	Calculated using the closing price of our common stock on December 31, 2007 of $14.85.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

     The following table shows amounts realized by named executive officers on each option that was exercised and each stock award that vested during the 2007 fiscal year.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Boland T. Jones	—	—	58,050	(1)(2)	735,362
			179,996	(3)	2,328,248

Michael E. Havener	30,000	103,374 (4)	15,000	(5)	174,750

Theodore P. Schrafft	233,334	1,940,222 (4)	60,000	(6)	776,100

T. Lee Provow	300,000	2,145,845 (4)	45,000	(7)	582,075
			21,924	(8)	325,571

(1)	Shares are also reported under the Grants of Plan-Based Awards in Fiscal Year 2007 table, except for the fourth quarter and annual stock bonus awards for Mr. Jones which are earned in the fourth quarter of each year but are not issued until the first quarter of the following year.

(2)	Represents the aggregate stock bonus awards for the fourth quarter and annual 2006 grant, which were issued in the first quarter of 2007 and the first three quarterly issuances in 2007. An aggregate of 21,994 shares were withheld to pay the tax liability upon vesting. An aggregate of 36,056 net shares were issued, which had a net realized value of $454,378. Shares vested the next business day after date of issuance and are subject to 18-month holding period restrictions from date of issuance.

(3)	Represents time-vested restricted stock awards which were granted prior to 2007 and vested on the last day of each calendar quarter in 2007. An aggregate of 71,004 shares were withheld to pay the tax liability upon vesting. An aggregate of 108,992 net shares were issued, which had a net realized value of $1,405,411.

(4)	Value realized on exercise represents the difference between the exercise price of the option and the market price of the shares on the date the option was exercised. The value realized was determined without consideration of any taxes that may have been owed.

(5)	Represents a time-vested restricted stock award which was granted prior to 2007 and vested on July 28, 2007. An aggregate of 6,367 shares were withheld to pay the tax liability upon vesting. An aggregate of 8,633 net shares were issued, which had a net realized value of $100,574.

(6)	Represents a time-vested restricted stock award that vested on the last day of each calendar quarter in 2007. An aggregate of 25,468 shares were withheld to pay the tax liability upon vesting. An aggregate of 34,532 net shares were issued, which had a net realized value of $446,671.

(7)	Represents a time-vested restricted stock award that vested on the last day of each calendar quarter in 2007. An aggregate of 19,100 shares were withheld to pay the tax liability upon vesting. An aggregate of 25,900 net shares were issued, which had a net realized value of $335,017.

(8)	Represents a time-vested restricted stock award that vested on December 31, 2007. 9,306 shares were withheld to pay the tax liability upon vesting. 12,618 net shares were issued, which had a net realized value of $187,377. Shares are also reported under the Grants of Plan-Based Awards in Fiscal Year 2007 table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     We have entered into employment agreements or letters with each of our named executive officers that provide for severance payments or benefits upon termination of employment and change of control.

Voluntary Termination

     A named executive officer is not entitled to receive any severance payment or benefits upon his voluntary decision to terminate employment with us. The executive officer would be entitled to receive a pro-rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable.

Termination with or without Cause

     A named executive officer is not entitled to receive any severance payment or benefits upon termination for cause. The executive officer would be entitled to receive a pro rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable. A named executive officer is entitled to receive severance payments and certain benefits upon termination by the company without cause before and after a change in control, per each executive officer’s employment agreement or letter.

     Termination for cause generally includes:

  the willful and continued failure of an executive to substantially perform his duties, or the willful engaging by an executive in illegal conduct or gross misconduct, which has, or reasonably may be expected to have, a substantial, adverse effect upon us.

Termination for Good Reason

     Some of our named executive officers are entitled to receive severance payments and certain benefits upon termination for good reason by the executive officer before or after a change in control, per each executive officer’s employment agreement. Severance for termination for good reason before a change in control is provided only for Mr. Jones under his employment agreement. Mr. Havener’s employment letter does not provide for severance benefits upon termination for good reason. Messrs. Schrafft’s and Provow’s employment agreements provide for severance benefits upon termination for good reason only within 24 months after a change in control. Termination for good reason requires prior written notice by an executive officer.

     Termination for good reason generally includes:

  the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities with us or any other action by us that results in a diminution in such position, authority, duties or responsibilities, a material reduction in the executives’ base salary or bonus opportunity, a material breach by us of any of the provisions in an executive’s employment agreement, or requiring the executive to be based at any office or location other than at specified company office locations.

Change in Control

     The employment agreements or employment letter with each of our named executive officers contain change in control provisions whereby certain severance payments and benefits would be triggered upon the occurrence of a change in control of the company. The purpose of these benefits are to provide our named executive officers with a level of financial protection upon a loss of employment, and to avoid their loss of previously granted stock options and restricted stock awards, in connection with a change in control of the company. In December 2007, our compensation committee approved amendments to each named executive officer’s employment agreement or letter for the purpose of bringing such agreements or arrangements into documentary compliance with Section 409A of the tax code. These amendments provide that any severance payable before or after a change in control will be paid in a lump sum within 75 days following the effective date of termination. Mr. Jones is also entitled to additional gross-up payments for any excise tax that may be imposed in connection with a change in control.

     The change in control severance provisions in our named executive officers employment agreements or letters require a “double trigger,” that is, for any severance payment to occur, a change in control must be followed by an involuntary loss of employment by the company without cause or by the employee for good reason, within 24 months after a change in control (depending upon the named executive officer). If in contemplation of, or within 24 months after, a change in control, Messrs. Jones’, Schrafft’s or Provow’s employment is terminated by us or the company’s successor for failure to renew their agreement, certain severance payments would be triggered. In addition, all named executive officers unvested stock options and restricted stock will fully vest upon a change in control.

A change in control of the company generally includes the occurrence of any of the following events:

  the acquisition of 50% or more of our voting securities,
  the members of our board of directors ceasing to constitute at least 60% of our board, a merger, consolidation or reorganization involving the company, a complete liquidation or dissolution of the company, or
  the sale or other disposition of all or substantially all of our assets.

     The following table describes the potential payments and benefits to which each of our named executive officers would be entitled if termination of employment occurred before or after a change in control or was due to death or disability. The values assume termination of employment was effective as of December 31, 2007. A discussion of termination of employment and change of control provisions contained in employment agreements or letters with each of our named executive officers is set forth in “Executive Compensation — Individual Employment Agreements.” The amounts in the table exclude distributions under our retirement plan that is generally available to all salaried employees. The amounts in the table also exclude the value of equity awards that were vested by their terms on December 31, 2007.

Name	Benefit	Termination without Cause or for Good Reason before a Change in Control		Termination without Cause or for Good Reason after a Change in Control		Disability		Death

Boland T. Jones	Salary	$ 2,691,000		$ 2,691,000		$1,350,000	(3)	N/A
	Bonus	6,368,682		6,368,682		—
	Acceleration of					N/A
	equity awards (1)	5,346,163		5,346,163		5,346,163		$5,346,163
	Health and
	welfare benefits
	continuation (2)	136,227		136,227		N/A		5,000	(3)
	Life insurance	60,000		60,000		N/A		N/A
	Excise tax gross-up	—	(4)	—	(4)	N/A		N/A

	Total	$14,602,072		$14,602,072		$6,696,163		$5,351,163

Name	Benefit	Termination without Cause before a Change in Control		Termination without Cause or for Good Reason after a Change in Control (5)		Death or Disability

Michael E. Havener	Salary	$ 200,000	(6)	$ 200,000	(6)	N/A
	Bonus	N/A		N/A		N/A
	Acceleration of equity
	awards (1)	371,250		1,336,500		$1,336,500

	Total	$ 571,250		$1,536,500		$1,336,500

Theodore P. Schrafft	Salary	$ 900,000	(7)	$ 900,000	(7)	N/A
	Bonus	N/A		N/A		N/A
	Acceleration of
	equity awards (1)	594,000		3,489,750		$3,489,750
	Health and welfare
	benefits continuation (2)	31,324		31,324		N/A

	Total	$1,525,324		$4,421,074		$3,489,750

T. Lee Provow	Salary	$ 770,000		$ 770,000		N/A
	Bonus	N/A		N/A		N/A
	Acceleration of
	equity awards (1)	167,063		1,503,563		$1,503,563
	Health and welfare
	benefits continuation (2)	31,324		31,324		N/A

	Total	$ 968,387		$2,304,887		$1,503,563

(1)	All named executive officers’ equity awards fully vest upon a change in control of the company and upon death or disability. All of Mr. Jones’ equity awards also vest upon a termination without cause or for good reason prior to a change in control. The next tranche of equity awards vest upon a termination without cause for Messrs. Havener, Schrafft and Provow. The dollar value is based on the $14.85 closing price of our common stock on December 31, 2007.

(2)	Heath and welfare benefits continuation amounts are based upon the type of insurance we carried on each applicable named executive officer, and are valued at the premium in effect, on January 1, 2008.

(3)	Mr. Jones’ maximum disability benefit equals 100% of his base salary payable for the first year, then 50% of his base salary for the next six months. Mr. Jones’ employment agreement also provides for a $5,000 death benefit.

(4)	Based on certain assumptions, including assumptions regarding the stock price of our common stock and adjusted federal rates, we do not believe that an excise tax would be imposed on severance payments to Mr. Jones using a December 31, 2007 termination date.

(5)	Not applicable to Mr. Havener in the event of termination for good reason.

(6)	In December 2007, our compensation committee approved a $50,000 increase in Mr. Havener’s 2008 annual base salary to $250,000 and approved his severance to be 100% of his annual base salary upon a termination without cause before or after a change in control. Therefore, if we assume Mr. Havener’s termination of employment is effective following these changes, the total amounts would be $621,250 and $1,586,500, respectively.

(7)	In January 2008, our compensation committee approved a $50,000 increase in Mr. Schrafft’s 2008 annual base salary to $500,000. Therefore, if we assume Mr. Schrafft’s termination of employment is effective following these changes, these amounts would be $1,625,324 and $4,521,074, respectively.

Individual Employment Agreements

Boland T. Jones

     The initial term of Mr. Jones’ employment agreement expires on January 1, 2010. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 30 days prior to expiration of the term. If we terminate his employment for any reason other than cause, death, disability or if he resigns for good reason, either before or after a change in control, Mr. Jones will be entitled to severance compensation equal to 2.99 times the greater of the sum of his annual base salary in effect at the date of his termination plus 200% of his target cash bonus for the year in which his termination occurs or the sum of the highest annual base salary plus 200% of the highest cash bonus paid to him for any of the three calendar years prior to the date of termination. This severance amount will be payable in a lump sum within 75 days following the effective date of his termination. If, in contemplation of, or during the 24-month period following, a change in control, Mr. Jones is terminated by the company or its successor for failure to renew his agreement, he will be entitled to severance compensation as if his employment was terminated without cause and his severance amount will be payable in a lump sum within 75 days following the effective date of termination. In addition, upon termination of Mr. Jones’ employment without cause or for good reason, or in the event that we fail to renew the term of his employment agreement, he will continue to participate in any of our dental, disability, life or similar programs in which he participated immediately prior to termination for the remaining term of his agreement as if such termination had not occurred. This benefit would include the continuation of $3.0 million life insurance policy on Mr. Jones. Mr. Jones also will continue to participate in any of our medical or health plans and programs in which he participated immediately prior to such termination for a period of 60 months after the date of termination without cause or for good reason, or for a period of 24 months following the termination of his employment agreement due to our failure to renew its term. In addition, Mr. Jones is entitled to receive a gross-up payment in the event any payments or benefits to which he may be entitled are treated as “excess parachute payments” and are subject to excise taxes under Section 4999 of the tax code.

     Mr. Jones’ employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential information during the term of his employment and for one year thereafter.

Michael E. Havener

     We may terminate Mr. Havener’s employment at any time. In December 2007, we entered into an amendment to Mr. Havener’s employment letter to conform the definition of a change in control therein to the definition of change in control in our compensation arrangements with other officers and employees and to increase his severance from 50% to 100% of his annual base salary in effect on the date of termination if his employment is terminated without cause either before a change in control or after a change in control. This severance amount will be payable in a lump sum within 75 days following the effective date of termination.

Theodore P. Schrafft

     The term of Mr. Schrafft’s employment agreement expires on December 31, 2008. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control, or, if, during the 24-month period following a change in control, he terminates his employment for good reason, or if in contemplation of, or during the 24-month period following, a change in control his employment is terminated by the company or its successor, for failure to renew his agreement, Mr. Schrafft will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination. In addition to this severance amount, Mr. Schrafft will receive the cost of COBRA coverage for 18 months following the date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

     Mr. Schrafft’s employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential business information during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

T. Lee Provow

     The term of Mr. Provow’s employment agreement expires on December 31, 2008. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before a change in control or, if during the 24-month period following a change in control, Mr. Provow’s employment is terminated by him for good reason, or if in contemplation of, or during the 24-month period following, a change in control his employment is terminated by the company or its successor for failure to renew his agreement, Mr. Provow will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination. In addition, Mr. Provow will be entitled to an amount equal to the cost of obtaining COBRA coverage for 18 months following the date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

     Mr. Provow’s employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential business information during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information as of December 31, 2007 about our common stock that may be issued under all of our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies that originally granted those options. Note 3 to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2007 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans
approved by security holders (1)	894,836	$8.20	2,569,974
Equity compensation plans not
approved by security holders (2)	205,252	$7.41	—

Total	1,100,088	$8.05	2,569,974

(1)	Includes options issued and available for exercise and shares available for issuance under our 2004 plan and directors stock plan and shares available for issuance under our 1995 stock plan. We have 1,523,145, 1,007,921 and 38,908 remaining shares available for issuance under our 2004 plan, directors stock plan and 1995 stock plan, respectively.

(2)	Includes options issued and available for exercise under our 1998 stock plan. Following the adoption of our 2004 plan in June 2004, the 1998 stock plan was frozen and no additional awards will be issued under this plan.

This table does not include information for an equity compensation plan assumed by us in connection with an acquisition of the company that originally established the Intellivoice Communications, Inc. 1995 incentive stock option plan. As of December 31, 2007, a total of 2,601 shares of our common stock were issuable upon exercise of outstanding options under the assumed plan. The weighted average exercise price of the outstanding options is $5.23 per share. No additional options may be granted under this assumed plan.

(3)	We have 70,309, 107,921 and 38,908 remaining shares available for issuance pursuant to restricted stock or other full value awards under our 2004 plan, directors stock plan and 1995 stock plan, respectively.

PROPOSAL 2
APPROVAL OF THE AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

     We currently maintain our 2004 plan, which provides for grants of stock options, restricted stock and other incentive awards to our employees, officers, directors and consultants. As of December 31, 2007, 1,523,145 shares of common stock remained available for issuance pursuant to awards granted under our 2004 plan, of which only 70,309 shares may be granted as “full-value” awards. “Full-value awards” generally refer to awards, other than stock options and stock appreciation rights, that are settled by the issuance of our common stock. As discussed earlier in this proxy statement, we have shifted the mix of equity awards we grant to all employees and increased the emphasis on restricted stock grants rather than stock option grants. The availability of additional awards for future grants, specifically restricted stock grants, will provide us with greater ability to attract, retain and motivate employees by offering competitive compensation packages.

     On April 17, 2008, our board of directors adopted, subject to approval by our shareholders at this annual meeting, our amended and restated 2004 long-term incentive plan. The amendment and restatement of our 2004 plan would:

  increase the total number of shares authorized for issuance under our 2004 plan from 4,000,000 shares to 6,000,000 shares (an increase of 2,000,000 shares), change the current 50% limit on “full value” awards so that a total of 2,000,000 shares will be available for future awards of restricted stock, restricted stock units or other “full value” awards under our 2004 plan, remove certain “liberal” share counting provisions so that shares surrendered or withheld to cover any exercise price or tax withholding obligations will count against the number of shares remaining available for future awards under our 2004 plan, increase the number of awards and the value of cash-based awards which may be granted to a participant on an annual basis, and add to the list of business criteria which our compensation committee may use to establish objectively determinable performance goals for awards issued under our 2004 plan so that the awards are fully deductible without regard to the $1,000,000 deduction limit imposed by tax code Section 162(m).

     In order to preserve our ability to continue to grant certain fully deductible performance-based awards, the list of qualified business criteria must be approved by our shareholders no less often than every five years. Our 2004 plan, including the present list of qualified business criteria, was originally approved by our shareholders on June 3, 2004.

     Our board of directors also adopted certain changes to our 2004 plan that are procedural in nature and do not require shareholder approval. These changes include conforming the definition of a change in control therein to the definition of change in control in our compensation arrangements with executive officers and employees. For a description of this definition, please see the section on “Potential Payments Upon Termination or Change in Control” earlier in this proxy statement. These changes also include provisions intended to make our 2004 plan compliant with tax code Section 409A.

     We also maintain our directors stock plan, which we propose to amend and restate as discussed in Proposal 3 below. We will continue to maintain our 1995 stock plan until all outstanding awards thereunder are exercised or expire, but we will not make any further awards under our 1995 stock plan if our shareholders approve our stock plan proposals set forth in this proxy statement. All future awards will be made under our 2004 plan and directors stock plan.

     If the amendment and restatement of our 2004 plan is not approved by our shareholders at this annual meeting, our 2004 plan will remain in effect in accordance with its terms as in effect immediately prior to the April 17, 2008 board action, but including the procedural amendments adopted by our board of directors that do not require shareholder approval.

     Limitation on Annual “Burn Rate.” In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, our board of directors commits to our shareholders that for the next three fiscal years (beginning on January 1, 2008) we will not grant a number of shares subject to awards under our 2004 plan and the directors stock plan, in the aggregate, greater than an average of 2.8% of the number of shares of our common stock that we believe will be outstanding over such three-year period. Solely for purposes of calculating the burn rate, the number of shares deemed to be granted in a year will be determined as follows:

  each share subject to a stock option or stock appreciation right will be counted once, and each share subject to restricted stock, restricted stock unit or other “full value” award will be counted twice (equivalent to two shares).

     Our board of directors unanimously recommends that our shareholders vote “FOR” approval of the amended and restated 2004 long-term incentive plan.

Summary of Our 2004 Plan, as Proposed to be Amended

     The following is a summary of the provisions of our 2004 plan, as proposed to be amended and restated. This summary is qualified in its entirety by the full text of our 2004 plan, which is attached to this proxy statement as Appendix A. On April 3, 2008, the market value of our common stock was $14.96.

     Purpose. The purpose of our 2004 plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders and by providing such persons with an incentive for outstanding performance.

     Administration. Our 2004 plan is administered by the compensation committee of our board of directors. Among other things, our compensation committee has the authority to:

  grant awards,
  designate participants,
  determine the type or types of awards to be granted to each participant and the number, terms and conditions of the awards, establish, adopt or revise any rules and regulations as it may deem advisable to administer our 2004 plan, make all other decisions and determinations that may be required under our 2004 plan.

Our board of directors may at any time administer our 2004 plan. If it does so, it will have all the powers of our compensation committee under our 2004 plan.

     Shares Available for Awards. We originally authorized 4,000,000 shares for issuance under our 2004 plan. Of this original amount, 1,523,145 shares remained available for issuance on December 31, 2007. The proposed amendment and restatement would increase the number of shares that may be issued under our 2004 plan by 2,000,000 shares, so that a total of 3,523,145 shares of common stock remain reserved and available for issuance pursuant to awards granted under our 2004 plan. In addition, the proposed amendment and restatement would change the current 50% limit on “full value” awards so that a total of 2,000,000 shares will be available for future awards of restricted stock, restricted stock units or other “full value” awards under our 2004 plan.

     Share Counting. Our 2004 plan provides that shares subject to awards issued under our 2004 plan will be added back to our 2004 plan share reserve only to the extent that the awards terminate, expire unexercised, are cancelled, forfeited, lapse for any reason or ultimately are settled in cash.

     Eligibility. Our 2004 plan permits the grant of awards to employees, officers, directors and consultants of our company and our affiliates, as selected by our compensation committee. As of December 31, 2007, the number of eligible participants was approximately 2,430.

     Awards to Non-Employee Directors. Awards granted under our 2004 plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. Our compensation committee may not make discretionary grants under our 2004 plan to non-employee directors. We presently grant equity awards to our directors under our directors stock plan, which we propose to amend and restate as discussed in Proposal 3 below.

     Permissible Awards. Our 2004 plan authorizes the granting of awards in any of the following forms:

  market-priced options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors or consultants), stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee, restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future, performance awards, which are awards payable in cash (performance units) or stock (performance shares) upon the attainment of specified performance goals, dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award, and other stock-based awards in the discretion of our compensation committee, including unrestricted stock grants.

     Limitations on Awards. In order to be exempt from the $1,000,000 deduction limit imposed by tax code Section 162(m), our 2004 plan is required to include limits on the number of awards that may be issued to any one person. Currently, the maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under our 2004 plan to any one person during any calendar year is 1,000,000, and the aggregate maximum fair market value (measured as of the grant date) of any other awards that may be granted to any one participant (less any consideration paid by the participant for such award) during any one calendar year under our 2004 plan is $8,000,000.

     Pursuant to the proposed amendment, the maximum number of awards which could be granted to any one participant during a calendar year under our 2004 plan would be as follows:

  1,000,000 shares subject to options,
  1,000,000 shares subject to stock appreciation rights,
  1,000,000 shares subject to restricted stock or restricted stock unit awards,
  1,000,000 shares subject to other stock awards, and
  $8,000,000 with respect to cash-based awards.

     Performance Goals. All options and stock appreciation rights granted under our 2004 plan are designed to be exempt from the $1,000,000 deduction limit imposed by tax code Section 162(m). In addition, our compensation committee may designate any other award granted under our 2004 plan as a qualified performance-based award in order to make the award fully deductible under tax code Section 162(m). If an award is so designated, our compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, affiliate, department or function within our company or an affiliate or any combination thereof. Criteria added to the list under the proposed amendment are marked with an asterisk:

  Revenue,
  Sales,
  Days payable outstanding*,
  Days sales outstanding*,
  Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures),
  Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures),
  Net income (before or after taxes, operating income or other income measures),
  Cash (cash flow, cash generation or other cash measures),
  Stock price or performance,
  Total shareholder return (stock price appreciation plus reinvested dividends),
  Return on equity,
  Return on assets,
  Return on investment,
  Market share,
  Expenses (expense management, expense ratio or other expense measures), and
  Business expansion or consolidation (acquisitions and divestitures).

     Our compensation committee may provide, either in connection with the grant of the award or by amendment thereof, that achievement of such performance goals will be waived upon the death or disability of the participant.

     Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Our compensation committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. Notwithstanding the foregoing, our 2004 plan precludes transfers of awards for value. A participant may, in the manner determined by our compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

     Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award, if a participant’s service terminates by reason of death or disability:

  all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and any performance-based criteria on outstanding equity-based awards will be deemed satisfied at the greater of “target” or actual performance determined as of the end of the prior calendar quarter.

     In addition, our compensation committee may, in its sole discretion at any time, accelerate the vesting of awards for any reason at any time. Our compensation committee may discriminate among participants or among awards in exercising such discretion.

     Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under our 2004 plan will be adjusted proportionately, and our compensation committee shall make such adjustments to our 2004 plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits and annual award limits under our 2004 plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. Our 2004 plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

     Termination and Amendment; Prohibition on Repricing. Our board or compensation committee may, at any time and from time to time, terminate or amend our 2004 plan, but if an amendment to our 2004 plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible participants, materially extend the term of our 2004 plan or otherwise constitute a material change requiring shareholder approval under applicable listing requirements or laws, then such amendment will be subject to shareholder approval. In addition, our board or compensation committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of our 2004 plan may adversely affect any award previously granted without the written consent of the participant.

     Our compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option or base price of a stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended. Except in connection with a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

Certain U.S. Federal Income Tax Effects

     The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of our 2004 plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under our 2004 plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

     Stock Appreciation Rights. A participant receiving a stock appreciation right under our 2004 plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m). If the participant files an election under tax code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the tax code Section 83(b) election.

     Restricted Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m).

     Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m).

     Section 409A. The 2004 plan permits the grant of various types of incentive awards, which may or may not be exempt from tax code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights issued under our 2004 plan are designed to be exempt from the application of Section 409A. Restricted stock units granted under our 2004 plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

     Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to our, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of our 2004 plan.

Benefits to Named Executive Officers and Others

     Two of our named executive officers have previously been granted awards under our 2004 plan. Messrs. Jones and Havener have received 846,224 and 75,000 awards, respectively, under our 2004 plan. Messrs. Schrafft and Provow have not received any awards under our 2004 plan; instead, their awards have been granted under our amended and restated 1998 stock plan (which is currently frozen for future awards) and our 1995 stock plan (which will be frozen for future awards if our shareholders approve our stock plan proposals set forth in this proxy statement). The total number of awards that have been granted to our current executive officers as a group under our 2004 plan is 921,224. We have not granted any awards to our current directors who are not executive officers under our 2004 plan or to any associates of our executive officers and directors under our 2004 plan. Other than Mr. Jones, no current employee has received 5% of the original 4,000,000 shares authorized and available for issuance under our 2004 plan. The total amount of awards granted to all company employees, including all officers who are not executive officers as a group, under our 2004 plan is 2,240,662.

     No awards will be granted under our amended and restated 2004 plan prior to shareholder approval at this annual meeting. Any future awards under our amended and restated 2004 plan will be made at the discretion of our compensation committee, or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to our amended and restated 2004 plan in the future.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED 2000 DIRECTORS STOCK PLAN

     We currently maintain our directors stock plan, which provides for grants of stock options and restricted stock to our non-employee directors. As of December 31, 2007, 1,007,921 shares of common stock remained available for issuance pursuant to awards granted under our directors stock plan, of which only 107,921 shares may be granted as restricted stock awards. As discussed earlier in this proxy statement, we rely primarily on restricted stock grants rather than stock option grants to provide equity compensation to our non-employee directors.

     On April 17, 2008, our board of directors adopted, subject to approval by our shareholders at this annual meeting, our amended and restated 2000 directors stock plan. The amendment and restatement of our directors stock plan would change the current 10% limit on restricted stock awards so that a total of 200,000 shares will be available for future awards of restricted stock. The aggregate number of shares authorized for issuance pursuant to awards granted under our directors stock plan is not changing.

     Our board of directors also adopted certain other changes to our directors stock plan that are procedural in nature and do not require shareholder approval. These changes include conforming the definition of a change in control therein to the definition of change in control in our compensation arrangements with executive officers and employees. For a description of this definition, please see the section on “Potential Payments Upon Termination or Change in Control” earlier in this proxy statement. These changes also include provisions intended to make our directors stock plan compliant with tax code Section 409A and to address recent accounting interpretations for equity restructurings.

     We also maintain our 2004 plan, which we propose to amend and restate as discussed in Proposal 2 above. We will continue to maintain our 1995 stock plan until all outstanding awards thereunder are exercised or expire, but we will not make any further awards under our 1995 stock plan if our shareholders approve our stock plan proposals set forth in this proxy statement. All future awards will be made under our 2004 plan and our directors stock plan.

     If the amendment and restatement of our directors stock plan is not approved by our shareholders at this annual meeting, our directors stock plan will remain in effect in accordance with its terms as in effect immediately prior to the April 17, 2008 board action, but including the procedural amendments adopted by our board of directors that do not require shareholder approval.

     Limitation on Annual “Burn Rate.” In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, our board of directors commits to our shareholders that for the next three fiscal years (beginning on January 1, 2008) we will not grant a number of shares subject to awards under our 2004 plan and the directors stock plan, in the aggregate, greater than an average of 2.8% of the number of shares of our common stock that we believe will be outstanding over such three-year period. Solely for purposes of calculating the burn rate, the number of shares deemed to be granted in a year will be determined as follows:

  each share subject to a stock option or stock appreciation right will be counted once, and each share subject to restricted stock, restricted stock unit or other “full value” award will be counted twice (equivalent to two shares).

     Our board of directors unanimously recommends that our shareholders vote “FOR” approval of the amended and restated directors stock plan.

Summary of Our Directors Stock Plan, as Proposed to be Amended

     The following is a summary of the provisions of our directors stock plan, as proposed to be amended and restated. This summary is qualified in its entirety by the full text of our directors stock plan, which is attached to this proxy statement as Appendix B. On April 3, 2008, the market value of our common stock was $14.96.

     Purpose. The purpose of our directors stock plan is to advance our interests and the interests of our shareholders by providing our non-employee directors an opportunity to acquire or increase their proprietary interests in our company.

     Administration. Our directors stock plan is administered by our compensation committee. Among other things, our compensation committee has the authority to:

  grant awards,
  determine the type or types of awards to be granted to each participant and the details and provisions of each award agreement, interpret our directors stock plan,
  prescribe, amend and rescind rules and regulations as it may deem advisable to administer our directors stock plan, and make all other decisions and determinations that may be required under our directors stock plan.

      Notwithstanding the foregoing, our board of directors has sole authority under our directors stock plan to approve grants of options or awards to members of the committee and to determine the terms of such options or awards.

     Our compensation committee may, but is not required to, grant awards the benefit of which is determined solely on the basis of: (a) our achievement, or a subsidiary’s achievement, of a specified target return on equity or assets, (b) our, or a subsidiary’s, stock price, (c) our achievement or one of our business unit’s or subsidiary’s achievement of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization, or (d) any combination of the goals set forth in (a) through (c) above. Our compensation committee may for any reason to reduce (but not increase) any award, notwithstanding the achievement of a specified goal. If an award is made on such basis, the committee will establish goals prior to the beginning of the period for which such performance goal relates. Any payment of an award granted with performance goals will be conditioned on the written certification of our compensation committee in each case that the performance goals and any other material conditions were satisfied.

     Shares Available for Awards. We have authorized 2,000,000 shares for issuance under our directors stock plan. Of this amount, 1,007,921 shares remained available for issuance on December 31, 2007. The proposed amendment and restatement would not increase the number of shares that may be issued under our directors stock plan. However, the proposed amendment and restatement will change the current 10% limit on restricted stock awards so that a total of 200,000 shares will be available for future awards of restricted stock.

     Share Counting. Our directors stock plan provides that shares subject to awards issued under our directors stock plan will be added back to the plan share reserve only to the extent that the awards terminate, expire unexercised, are cancelled, forfeited, lapse for any reason or ultimately are settled in cash.

     Eligibility. Our directors stock plan permits the grant of awards to our non-employee directors. All six of our non-employee directors are eligible to participate in our directors stock plan.

     Permissible Awards. Our directors stock plan authorizes the granting of awards in any of the following forms:

  market-priced options to purchase shares of our common stock, which will be designated under the tax code as nonstatutory stock options; and
  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee.

     Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Our compensation committee may permit transfers of options where it concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. Notwithstanding the foregoing, our directors stock plan precludes transfers of any options for value.

     Acceleration Upon Certain Events. Upon the occurrence of any reorganization in which we do not survive (or in which we survive as the subsidiary of a previously unaffiliated entity), involving a merger, consolidation or acquisition of the stock or substantially all of our assets, our compensation committee, in its discretion, may accelerate the vesting of all outstanding option awards, and provide that all such options will terminate 30 days after the committee gives written notice of the immediate right to exercise all such options. Our compensation committee may also, in its discretion, accelerate the vesting of all outstanding restricted stock awards. In addition, our compensation committee may provide that all outstanding options and restricted stock awards will be assumed by the successor corporation or substituted on an equitable basis with options and restricted stock, respectively, issued by such successor corporation.

     If we are liquidated or dissolved in connection with a reorganization described above, the provisions described above will apply. In all other instances, upon the adoption of a plan of dissolution or liquidation, all restrictions pertaining to outstanding awards will lapse, and all outstanding options will terminate to the extent not exercised prior to our shareholders’ adoption of a plan of dissolution or liquidation. Notwithstanding the foregoing, our compensation committee may provide that all outstanding options will be exercisable at any time on or before the fifth business day following the adoption of such plan of liquidation or dissolution.

     Our compensation committee may determine that the vesting of awards will accelerate in the event of a change in control of our company. If our compensation committee determines there is a reasonable possibility that, within the succeeding six months, a change in control will occur, then our compensation committee may accelerate the vesting of all outstanding awards.

     Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our directors stock plan will be adjusted proportionately, and our compensation committee shall make such adjustments to our directors stock plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under our directors stock plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. Our directors stock plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

     Termination and Amendment; Prohibition on Repricing. Our board of directors may, at any time and from time to time, terminate or amend our directors stock plan, but if an amendment to our directors stock plan would constitute a material change requiring shareholder approval under applicable listing requirements or other applicable laws, then our board of directors may condition such amendment on shareholder approval. No termination or amendment of our directors stock plan may adversely affect any award previously granted without the written consent of the participant.

     Except in connection with a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without shareholder approval.

Certain U.S. Federal Income Tax Effects

     The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of our directors stock plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under our directors stock plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under tax code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the tax code Section 83(b) election.

     Section 409A. Restricted stock awards and stock options issued under our directors stock plan are designed to be exempt from the application of Section 409A.

     Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to our, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of our directors stock plan.

Benefits to Non-Employee Directors

     The total number of awards that have been granted to our current directors (all of which are director nominees in 2008) who are not executive officers as a group under our directors stock plan is 676,079. Messrs. Arnold, Colyer, Harris, Steve Jones, Pirtle and Smith have received 156,712; 119,845; 119,845; 1,209; 161,756 and 116,712 awards, respectively. Each of such non-employee directors has received 5% of the 2,000,000 shares authorized and available for issuance under our directors stock plan. We have not granted any awards to any associate of our non-employee directors under our directors stock plan.

     No additional awards will be granted under our amended and restated directors stock plan prior to shareholder approval at this annual meeting. Any future awards under our amended and restated directors stock plan will be made at the discretion of our compensation committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to our amended and restated directors stock plan in the future.

CERTAIN TRANSACTIONS

Review and Approval of Related Party Transactions

     Our board of directors has adopted a statement of policy with respect to related person transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which we, including any of our subsidiaries, were, are or will be a participant and the amount involved exceeds $5,000, and in which any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is:

  any person who is, or at any time since the beginning of our last fiscal year was, our executive officer or director or a nominee to become one of our directors, any shareholder owning in excess of five percent of our company, any immediate family member of any of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest.

     Our board of directors has determined that the audit committee is best suited to review and approve related person transactions. Prior to the consummation of or material amendment to a related person transaction, our audit committee reviews the transaction and considers all relevant facts and circumstances, including, but not limited to:

  the benefits to us from the transaction,
  the impact on a director’s independence, if applicable,
  the availability of other sources for comparable products or services, the terms of the transaction, and
  the terms available to unrelated third parties or employees generally.

     Our audit committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders. If a related person transaction is ongoing or completed and was not previously approved, it is promptly submitted to our audit committee for review and consideration. Other than a transaction involving compensation that is approved by our compensation committee, we will only consummate or continue a related person transaction if it has been approved or ratified by our audit committee in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with unrelated third-parties. Based on the conclusions reached, our audit committee evaluates all options, including but not limited to, ratification, amendment, rescission or termination of the related person transaction.

Related Party Transactions

     We have made loans to our chairman of the board and chief executive officer, which loans are secured by our common stock held directly by Mr. Jones and by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC and whose limited partner is a trust of which Mr. Jones was the grantor and his wife the trustee. Seven Gables Management Company is a limited liability company of which Mr. Jones and his wife are the sole members. The loans were made pursuant to Mr. Jones’ then current employment agreement for the exercise price of certain stock options and the taxes related thereto. We had a legal commitment to make these loans prior to July 30, 2002, without having any discretion or termination right with respect to these existing obligations, which have not been modified or extended in any way. Each loan is evidenced by a recourse promissory note bearing interest at the applicable federal rate and is secured by the common stock purchased. These loans mature in 2009 and 2010. No payments are due prior to the due date of each loan. In 2007, Mr. Jones repaid an aggregate of approximately $0.4 million of his outstanding loans to us. The highest aggregate principal amount of the loans, including accrued interest, outstanding during 2007 was $2,099,305, and the terms of these loans are as follows:

Name	Amount of Loan	Interest Rate	Due Date	Shares Pledged		Value of Collateral as of 12/31/07

Boland T. Jones	$1,516,635	5.96%	10/31/10	1,330,753	*	$19,761,682	*
	100,360	5.43%	10/31/10	1,330,753	*	19,761,682	*
	59,781	5.43%	10/31/10	239,624		3,558,416
	25,525	4.94%	12/15/09	24,000		356,400

	$1,702,301					$23,676,498	*

*	Separate loans are secured by the same shares of our common stock. The value of such shares is only included once to determine the total value of collateral.

     As of April 3, 2008, the aggregate outstanding loan amount for Mr. Jones was $1,727,444.

     In October 2005, our audit committee approved, and in November 2005 we entered into, an agreement with HowStuffWorks. The agreement provided for our purchase of up to $30,000 of online advertisements on howstuffworks.com each calendar month during the term. The agreement was extended for an additional one-year period expiring September 20, 2007. In October 2007, our audit committee approved, and we entered into, a new sponsorship agreement with HowStuffWorks providing for our purchase of $100,000 of online advertisements each month during a six-month term. We made aggregate payment to HowStuffWorks of approximately $767,300 during 2007 under these agreements. See “Corporate Governance Matters — Independent Directors.”

AUDIT COMMITTEE REPORT

     Our amended and restated audit committee charter specifies the scope of the audit committee’s oversight role and how it carries out its activities. See “Corporate Governance Matters — Audit Committee.” Our management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our audit committee oversees these processes and annually appoints our independent auditors for the upcoming year.

     Our audit committee has reviewed and discussed our December 31, 2007 audited financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm. Our audit committee also has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     The audit committee also has received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte & Touche their independence from us. The audit committee has also considered and determined that the provision of non-audit services to us is compatible with the independence of Deloitte & Touche.

     Based on the review and discussions referred to above, the audit committee recommended to the board that the December 31, 2007 audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007 that was filed with the SEC on February 29, 2008.

     The foregoing report has been submitted by the members of the audit committee.

John R. Harris, Chairman Raymond H. Pirtle, Jr. Wilkie S. Colyer

The foregoing Report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Report by reference in any of those filings.

INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche served as our independent registered public accounting firm for the year ended December 31, 2007. The audit committee has not yet selected our independent registered public accounting firm for our 2008 audit, but intends to do so by May 31, 2008 after completion of its standard review process.

AUDIT MATTERS

     The following table shows the aggregate fees billed to us for audit and permitted non-audit services in the years ended December 31, 2007 and 2006 by Deloitte & Touche:

	2007	2006

Audit fees	$1,562,144	$1,374,701
Audit-related fees	179,070	163,051
Tax fees	217,747	189,247
All other fees	—	—

Total fees	$1,958,961	$1,726,999

     “Audit fees” include fees for the audit of our consolidated financial statements, review of our quarterly financial statements, compliance with the Sarbanes-Oxley Act of 2002 Section 404 requirements and statutory audits of certain of our foreign subsidiaries’ financial statements. We have converted amounts relating to international statutory audits to U.S. dollars.

     “Audit-related fees” for 2007 and 2006 consist of fees for an American Institute of Public Accountants’ Statement on Auditing Standards No. 70 Type II audit of controls related to the processing of automated data management and delivery solutions and related computer controls at certain of our U.S. and international processing locations.

     “Tax fees” include fees for domestic and international tax compliance, planning and advice.

     The audit committee pre-approved all audit and permitted non-audit services provided by Deloitte & Touche in 2007 and 2006 and has considered whether the provision of such permitted non-audit services is compatible with maintaining Deloitte & Touche’s independence.

     Representatives of Deloitte & Touche will be present at the annual meeting via conference call and will be available to make a statement and respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the SEC and NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

     We are required to describe in this proxy statement whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of our directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of our common stock satisfied all applicable filing requirements. The foregoing is based upon reports furnished to us.

SHAREHOLDER PROPOSALS

     Under Rule 14a-8(e) of the Exchange Act, proposals of shareholders intended to be presented at the 2009 annual meeting of shareholders must be received by us on or before December 29, 2008 to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for the 2009 annual meeting of shareholders.

     Our bylaws provide that shareholders seeking to bring business before a meeting of shareholders must provide notice thereof not less than 120 nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting, and, in such notice, provide to us certain information relating to the proposal. Any shareholder proposal received at our principal executive offices before November 29, 2008 or after December 29, 2008 will be considered untimely and, if presented at the 2009 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Exchange Act.

     For information regarding a shareholder’s submission of a director nominee candidate to the nominating and governance committee or a shareholder’s director nomination for election at an annual meeting, see “Corporate Governance Matters — Shareholder Director Nominations.”

OTHER MATTERS

     We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgment.

     A copy of our annual report on Form 10-K for the year ended December 31, 2007, including financial statements, exhibits and any amendments thereto, as filed with the SEC, may be obtained without charge upon written request to Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, N.W., The Terminus Building, Suite 1000, Atlanta, Georgia 30305. Our 2007 Form 10-K is also available on our web site at PGiConnect.com (follow the links to “Investor Relations” — “SEC Filings”).

By Order of the Board of Directors,

/s/ Scott Askins Leonard
Atlanta, Georgia	Scott Askins Leonard
April 18, 2008	Secretary

APPENDIX A

PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

     1.1 GENERAL. The purpose of the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Premiere Global Services, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

     2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

     (a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

     (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

     (c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

     (f) “Change in Control” with respect to any Award has the meaning assigned such term in the employment agreement, if any, between the grantee of such Award and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Change in Control” means and includes the occurrence of any one of the following events:

          (i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a “Subsidiary”), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

          (ii) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) Approval by the shareholders of the Company of

        (1) A merger, consolidation or reorganization involving the Company, unless:

        (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 2/3 of the members of the board of directors of the Surviving Corporation. (A transaction in which both of clauses (A) and (B) above shall be applicable is hereinafter referred to as a “Non-Control Transaction.”)

        (2) A complete liquidation or dissolution of the Company; or

        (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor provision.

     (h) “Committee” means the committee of the Board described in Article 4.

     (i) “Company” means Premiere Global Services, Inc., a Georgia corporation.

     (j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Other than for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence guaranteed by law or authorized in writing by the Company prior to its commencement.

     (k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

     (l) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

     (m) “Dividend Equivalent” means a right granted to a Participant under Article 11.

     (n) “Effective Date” has the meaning assigned such term in Section 3.1.

     (o) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

     (p) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

     (q) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

     (r) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

     (s) “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

     (t) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

     (u) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

     (v) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

     (w) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

     (x) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

     (y) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

     (z) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

     (aa) “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

     (bb) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

     (cc) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

     (dd) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

     (ee) “Plan” means the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as further amended from time to time.

     (ff) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 13.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

     (gg) “Qualified Performance-Based Award” means an award made to an officer of the Company that is either (i) a Performance Award, Restricted Stock Award, Dividend Equivalent, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 13.10, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

     (hh) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

     (ii) “Restricted Stock Unit Award” means the right to receive shares of Stock in the future, granted to a Participant under Article 10 (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

     (jj) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (kk) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

     (ll) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

     (mm) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

     (nn) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

     (oo) “1933 Act” means the Securities Act of 1933, as amended from time to time.

     (pp) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

     3.1 EFFECTIVE DATE. The Plan originally became effective on June 3, 2004, the date it originally was approved by the shareholders of the Company. This amendment and restatement of the Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

     3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

     4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

     (a) Grant Awards;

     (b) Designate Participants;

     (c) Determine the type or types of Awards to be granted to each Participant;

     (d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

     (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

     (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 13, based in each case on such considerations as the Committee in its sole discretion determines;

     (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

     (h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

     (i) Decide all other matters that must be determined in connection with an Award;

     (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

     (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

     (l) Amend the Plan or any Award Certificate as provided herein; and

     (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

     Notwithstanding the above, the Board may, by resolution, expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date, or the date the proposed action is to be taken, are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date, or the date the proposed action is to be taken, are or reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

     4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

     5.1 NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 14.1 and giving effect to this amendment and restatement, the aggregate number of Shares reserved and authorized for issuance pursuant to Awards granted under the Plan shall be 6,000,000. Not more than 3,964,386 of such aggregate number of Shares may be granted as Full Value Awards, 2,000,000 of which remain available for issuance pursuant to Full Value Awards under the Plan as of the date of this amendment and restatement. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 6,000,000.

     5.2 SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

     (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

     (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4 LIMITATION ON AWARDS.

     (a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan during any one calendar year to any one Participant shall be 1,000,000 Shares.

     (e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any one calendar year shall be $8,000,000.

ARTICLE 6
ELIGIBILITY

     6.1 GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may only be granted to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A -1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     (c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

     (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

     (e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

     (f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

     7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

     (b) LAPSE OF OPTION. An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option

     (1) The expiration date set forth in the Award Certificate.

     (2) The tenth anniversary of the Grant Date.

     (3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

     (4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

     (5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

     Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

     (c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

     (d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

     (e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

     (f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

     (g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

     8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

     (1) The Fair Market Value of one Share on the date of exercise; over

     (2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     (c) EXERCISE TERM. No SAR shall be exercisable for more than ten years from the Grant Date.

     (d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

     (e) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS

     9.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

     9.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

     9.3 RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Awards that will be paid to the Participant.

     9.4 OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

     10.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

     10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

     10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

     10.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DIVIDEND EQUIVALENTS

     11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

     12.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

     13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2 TERM OF AWARDS. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

     13.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer or in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.4 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     13.5 BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.6 STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     13.7 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of the Participant’s Continuous Status as a Participant by reason of his or her death or Disability, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria on the Participant’s outstanding equity-based Awards shall be deemed to be satisfied at the greater of “target” or actual performance determined as of the end of the prior calendar quarter. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

     13.8 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.7 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8. Notwithstanding anything in the Plan, including this Section 13.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

     13.9 EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.7 or 13.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

     13.10 QUALIFIED PERFORMANCE-BASED AWARDS.

     (a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

     (b) When granting any other Award to an officer of the Company, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, business unit, region, department or function within the Company or an Affiliate:

     — Revenue

     — Sales

     — Days payable outstanding

     — Days sales outstanding

     — Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

     — Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

     — Net income (before or after taxes, operating income or other income measures)

     — Cash (cash flow, cash generation or other cash measures)

     — Stock price or performance

     — Total shareholder return (stock price appreciation plus reinvested dividends)

     — Return on equity

     — Return on assets

     — Return on investment

     — Market share

     — Expenses (expense management, expense ratio or other expense measures)

     — Business expansion or consolidation (acquisitions and divestitures)

     (c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant.

     (d) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

     (e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

     13.11 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spinoff, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

     14.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

     14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

     15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

     15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

     (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

     (b) The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

     (c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award);

     (d) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

     15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS

     16.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     16.2 NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

     16.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     16.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

     16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

     16.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

     16.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     16.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

     16.11 GOVERNMENT AND OTHER REGULATIONS.

     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

     (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     16.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

     16.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     16.14 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

     16.15. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

     (a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

     (b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A -1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

     (c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A -3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

     (i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

     (ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

     For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A, provided, however, that, as permitted thereunder, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

     (d) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

     The foregoing is hereby acknowledged as being the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan as adopted by the Board on April 17, 2008 and by the shareholders on _______, 2008.

PREMIERE GLOBAL SERVICES, INC.

By:	____________________________
Scott Askins Leonard
SVP - Legal and General Counsel

APPENDIX B

PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2000 DIRECTORS STOCK PLAN

ARTICLE I
DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     “Award” shall mean any Option or Restricted Stock under this Plan.

     “Board” shall mean the Board of Directors of the Company.

     “Cause” shall mean theft or destruction of property of the Company or any of its subsidiaries, disregard of the rules or policies of the Company or any of its subsidiaries, or conduct evincing willful or wanton disregard of the interests of the Company or any of its subsidiaries. Such determination shall be made by the Committee based on information presented by the Company and the Director (if the Director chooses to present information), and shall be final and binding on the Company and the Director.

     “Change in Control” means and includes the occurrence of any one of the following events:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a “Subsidiary”), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

     (b) The individuals who, as of the effective date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) Approval by the shareholders of the Company of

     (i) A merger, consolidation or reorganization involving the Company, unless:

     (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 2/3 of the members of the board of directors of the Surviving Corporation. (A transaction in which both of clauses (A) and (B) above shall be applicable is hereinafter referred to as a “Non-Control Transaction.”)

     (ii) A complete liquidation or dissolution of the Company; or

     (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

     “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. The Committee shall consist of at least two members of the Board who are Non-Employee Directors (as that term is defined in Rule 16b-3 under the Exchange Act). At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

     “Company” shall mean Premiere Global Services, Inc., a Georgia corporation.

     “Director” shall mean a member of the Board and any person who is an advisory or honorary director of the Company.

     “Effective Date” has the meaning assigned such term in Section 2.3.

     “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     “Exercise Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     “Fair Market Value”, on any date, shall mean (i) if the Stock is listed on a securities exchange or is traded over the New York Stock Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NYSE, the mean between the bid and offered prices as quoted by NYSE for such trading date, provided that if it is determined that the fair market value is not properly reflected by such NYSE quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

     “Grantee” shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock.

     “Nonqualified Stock Option” shall mean an Option that is not intended to be an incentive stock option as described in Code Section 422.

     “Option” shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

     “Optionee” shall mean a person to whom an Option has been granted hereunder.

     “Permanent and Total Disability” shall have the meaning set forth in Code Section 22(e)(3).

     “Plan” shall mean the Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, the terms of which are set forth herein.

     “Purchasable” shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

     “Qualified Domestic Relations Order” shall have the meaning set forth in Code Section 414(p)(1)(A).

     “Restricted Stock” means Stock granted to a participant under Article VII that is subject to certain restrictions and to risk of forfeiture.

     “Restriction Agreement” shall mean a written agreement setting forth the terms of a Restricted Stock Award, as provided in Section 7.1 hereof.

     “Stock” shall mean the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

     “Stock Option Agreement” shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

ARTICLE II
THE PLAN

     2.1 Name. This Plan shall be known as the “Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan.”

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording the non-employee Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Restricted Stock Awards is to promote the growth and profitability of the Company by providing the Grantees with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     2.3 Effective Date. The Plan originally became effective as of April 26, 2000, as approved by the shareholders on June 7, 2000. The Plan was amended on April 26, 2002, subject to approval of the shareholders on June 5, 2002. The present amendment and restatement of the Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

ARTICLE III
PARTICIPANTS

     The class of persons eligible to participate in this Plan shall consist solely of persons who, at the date of grant of Awards hereunder, are Directors of the Company and are not employed by the Company or any of its subsidiaries or affiliates.

ARTICLE IV
ADMINISTRATION

     4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee; provided, however, that any decision with respect to an Award granted under the Plan to a member of the Committee, including without limitation the decision to grant such Award and the terms thereof, shall be made by the Board of Directors, and any reference therein to the Committee shall be deemed to mean the Board as it relates to an Award granted to a member of the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Awards in accordance with the provisions of this Plan and may grant Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those Directors to whom Awards will be granted, the number of shares of Stock subject to each Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and Restriction Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

     5.1 Available Shares.

     (a) Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 and giving effect to this amendment and restatement, the aggregate number of shares of Stock that may be issued under the Plan shall be 2,000,000. Not more than 292,079 may be granted in the form of Restricted Stock Awards, 200,000 of which remain available for issuance pursuant to the grant of Restricted Stock Awards as of the date of this amendment and restatement.

     Shares subject to an Option or issued as a Restricted Stock Award may be either authorized and unissued shares or shares issued and later acquired by the Company.

     (b) Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.1(b).

     (i) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

     (ii) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

     If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

     5.2 Corporate Events.

     (a) Changes in Capital Structure.

     (i) Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares of Stock, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the shares of Stock then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

     (ii) Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 5.2(a)(i)), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Grantees whether or not such Grantees are similarly situated.

     (iii) General. Any discretionary adjustments made pursuant to this Section 5.2 shall be subject to the provisions of Section 11.2.

     (b) If the Company is a party to any reorganization in which it does not survive (or in which it survives as the subsidiary of a previously unaffiliated entity), involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

     (i) notwithstanding other provisions hereof, declare that all Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Restricted Stock Awards under this Plan shall immediately lapse; and/or

     (ii) notify all Grantees that all Options and Restricted Stock Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options and restricted stock, respectively, issued by such successor corporation.

     (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

     (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI
OPTIONS

     6.1 Type of Options Granted. The Committee may, under this Plan, grant Nonqualified Stock Options only. Such Options may be granted subject to conditions based on the satisfaction of performance goals or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement.

     6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee; provided that the Exercise Price of the Stock subject to each Option shall not be less than the Fair Market Value as of the date of grant.

     6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee; provided, however, that in no event may any Option be exercisable for more than ten years from the date of grant.

     6.5 Option Exercise.

     (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

     (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.5(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

     (c) The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

     The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.6 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed, or by a permitted transferee).

     6.7 Termination of Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee’s right to exercise an Option upon termination of such Optionee’s service as a Director under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full.

     6.8 Effect of Change in Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement or Restriction Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Awards shall be exercisable on an accelerated basis.

     6.9 Prohibition on Repricing. Except as otherwise provided in Section 5.2, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     6.10 No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

ARTICLE VII
RESTRICTED STOCK

     7.1 Restricted Stock Awards. The Committee may grant Restricted Stock Awards, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to a Restricted Stock Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Restricted Stock Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, if any, the Restricted Stock Award shall be void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     7.2 Nontransferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Restricted Stock Award is granted or thereafter.

     7.4 Termination of Service as a Director. The Committee shall have the power to specify, with respect to each Restricted Stock Award granted to any particular Grantee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s service as a Director under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date on which any then remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time a Restricted Stock Award is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account outstanding during such year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and shall be paid or distributed to the holder no later than the end of the calendar year in which the lapsing of restrictions occurred or, if later, the 15th day of the third month following the date the lapsing of restrictions occurred. Any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Except as provided otherwise in Article VIII below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

     7.7 Effect of Change of Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement or Restriction Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Awards shall be exercisable on an accelerated basis.

ARTICLE VIII
STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

     (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

     (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

ARTICLE IX
TERMINATION AND AMENDMENT

     9.1 Termination and Amendment. The Board at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

     9.2 Effect on Grantee’s Rights. No termination, amendment or modification of this Plan shall adversely affect a Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

ARTICLE X
RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for Directors.

ARTICLE XI
MISCELLANEOUS

     11.1 Performance Goals. The Committee may, but need not, determine that any Award granted pursuant to this Plan to a participant shall be determined solely on the basis of (a) the achievement by the Company or a subsidiary of a specified target return on equity or assets, (b) the Company’s or subsidiary’s stock price, (c) the achievement by the Company or a business unit of the Company or subsidiary of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, in such case, the Committee shall have the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     11.2 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Awards or accept the surrender of outstanding Awards and grant new Awards in substitution thereof. However, no modification of an Option or Restricted Stock Award shall adversely affect a Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     11.3 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     11.4 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

     11.5 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

     The foregoing is hereby acknowledged as being the Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan as adopted by the Board on April 17, 2008 and by the shareholders on _________, 2008.

PREMIERE GLOBAL SERVICES, INC.

By:	____________________________
Scott Askins Leonard
SVP - Legal and General Counsel

APPENDIX C

PROXY
PREMIERE GLOBAL SERVICES, INC.

     The undersigned hereby appoints Boland T. Jones and Scott Askins Leonard, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, of Premiere Global Services, Inc. held of record by the undersigned at the close of business on April 3, 2008, at the annual meeting of shareholders to be held at 10:00 a.m. local time, on Wednesday, June 11, 2008, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, including any adjournments or postponements thereof.

1.	Election of directors – The Board of Directors recommends a vote FOR the following director nominees:
			For	Against	Withhold			For	Against	Withhold
	1a.	Boland T. Jones	|_|	|_|	|_|	1e.	W. Steven Jones	|_|	|_|	|_|
	1b.	Jeffrey T. Arnold	|_|	|_|	|_|	1f.	Raymond H. Pirtle, Jr.	|_|	|_|	|_|
	1c.	Wilkie S. Colyer	|_|	|_|	|_|	1g.	J. Walker Smith, Jr.	|_|	|_|	|_|
	1d.	John R. Harris	|_|	|_|	|_|			|_|	|_|	|_|

2.	Amended and Restated 2004 Long-Term Incentive Plan – The Board	|_| For	|_| Against	|_| Abstain
of Directors recommends a vote FOR the approval of Premiere Global
Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan.

3.	Amended and Restated 2000 Directors Stock Plan – The Board of	|_| For	|_| Against	|_| Abstain
Directors recommends a vote FOR the approval of Premiere Global
Services, Inc. Amended and Restated 2000 Directors Stock Plan.

|_| Please check this box if you plan to attend the annual meeting of shareholders despite submission of this Proxy.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” the election of all of the director nominees named above in Proposal 1, will not be voted on Proposal 2 and Proposal 3, and will be voted with discretionary authority as permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, on all other matters that may properly come before the annual meeting or any adjournment thereof of which we did not have notice on or before January 22, 2008. Our annual report and proxy statement may be viewed on our web site at PGiConnect.com (follow the links to “Investor Relations” — “SEC Filings”).

     Please sign exactly as your name appears on your stock certificate and date as of the date of signature. Where shares are held jointly, each shareholder must sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2008

___________________________________________
Signature of Shareholder

___________________________________________
Signatures of Other Shareholder (if held jointly)

___________________________________________
Title(s)

     THIS PROXY IS SOLICITED ON BEHALF OF PREMIERE GLOBAL SERVICES, INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

C-1